

FINANCIAL STATEMENTS



THIRD POINT ENHANCED LP

As of and for the Year Ended 12/31/20
With Report of Independent Auditors

Contents

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Ernst & Young Ltd.
62 Forum Lane
Camana Bay
P.O. Box 510
Grand Cayman KY1-1106
CAYMAN ISLANDS

Tel: +1 345 949 8444
Fax: +1 345 949 8529
ey.com

Report of Independent Auditors

The General Partner
Third Point Enhanced LP

We have audited the accompanying financial statements of Third Point Enhanced LP (the "Partnership"), which comprise the statements of financial condition, including the condensed schedules of investments, as of December 31, 2020, December 31, 2019 and December 31, 2018, and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 2020 and December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Third Point Enhanced LP at December 31, 2020, December 31, 2019 and December 31, 2018, and the results of its operations, changes in its partners' capital and its cash flows for the years ended December 31, 2020 and December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018 in conformity with U.S. generally accepted accounting principles.

Ernst + Young Ltd.

February 19, 2021

Statements of Financial Condition

(Stated in United States Dollars)	December 31, 2020 $	December 31, 2019 $	December 31, 2018 $
Assets			
Cash	40,072,813	51,809	6,202
Investments in securities, at fair value (cost $1,711,486,047, 2019: $1,415,668,539, 2018: $1,714,452,294) (see Note 2 and Note 6)	2,167,250,074	1,611,874,245	1,552,449,021
Investments in affiliated investment funds, at fair value (cost $28,963,747, 2019: $4,933,101, 2018: $8,201,531) (see Note 2 and Note 6)	33,669,956	8,657,221	9,187,247
Due from brokers (see Note 4)	124,586,536	162,682,225	375,468,984
Derivative contracts, at fair value (net upfront fees paid and cost of $7,521,973, 2019: $2,494,699, 2018: $5,633,928) (see Note 2 and Note 8)	36,977,997	21,860,582	20,533,168
Interest and dividends receivable	3,236,403	1,210,390	3,692,602
Participation agreement with related party (see Note 6)	–	–	2,296,405
Other assets	3,883,238	211,422	421,717
Total assets	**2,409,677,017**	**1,806,547,894**	**1,964,055,346**

Liabilities and Partners' Capital			
Liabilities			
Securities sold, not yet purchased, at fair value (proceeds $184,986,886, 2019: $261,775,716, 2018: $372,538,823) (see Note 2 and Note 6)	182,978,897	283,710,896	355,232,875
Securities sold under an agreement to repurchase (see Note 2)	5,542,093	–	–
Due to brokers (see Note 4)	894,004,314	426,612,219	107,115,593
Derivative contracts, at fair value (net upfront fees paid and cost of $20,042, 2019: $775,583, 2018: $1,753,922) (see Note 2 and Note 8)	23,703,804	19,282,026	27,483,303
Withdrawals payable to General Partner	75,000,000	42,380,674	–
Management fee payable (see Note 6)	176,911	256,335	181,966
Interest and dividends payable	672,006	972,210	1,880,738
Accrued expenses	1,033,825	2,416,638	1,754,312
Total liabilities	**1,183,111,850**	**775,630,998**	**493,648,787**
Commitments (see Notes 6 and 10)			
Partners' Capital			
General partner's capital	170,947,421	166,120,891	183,111,066
Limited partners' capital	1,055,617,746	864,796,005	1,287,295,493
Total Partners' capital	**1,226,565,167**	**1,030,916,896**	**1,470,406,559**
Total liabilities and partners' capital	**2,409,677,017**	**1,806,547,894**	**1,964,055,346**

See accompanying notes.

Condensed Schedules of Investments

December 31, 2020

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Investments in Securities			
Equity Securities			
North America:			
Communications			
The Walt Disney Co.	579,400	104,975,692	8.56
Other		291,663,347	23.79
Total Communications		396,639,039	32.35
Consumer, Cyclical			
IAA, Inc.	1,196,888	77,773,782	6.34
Other		173,890,819	14.17
Total Consumer, Cyclical		251,664,601	20.51
Consumer, Non-Cyclical		151,269,267	12.34
Energy		20,259,680	1.66
Financial		132,964,820	10.86
Industrial			
Danaher Corp	361,500	80,303,609	6.55
Other		86,284,576	7.04
Total Industrial		166,588,185	13.59
Technology		264,159,969	21.54
Utilities			
Pacific Gas & Electric Co	10,240,097	127,591,609	10.41
Pacific Gas & Electric Co, 8/16/2023, 5.5%	60,300	7,407,252	0.60
Total Utilities		134,998,861	11.01
Total North America (cost $1,139,780,638)		**1,518,544,422**	**123.86**
Europe:			
Consumer, Cyclical		53,356,155	4.36
Consumer, Non-Cyclical		7,357,000	0.60
Technology		14,544,660	1.18
Total Europe (cost $55,716,740)		**75,257,815**	**6.14**
Asia-Pacific:			
Consumer, Cyclical (cost $22,084,619)		44,839,074	3.66
Latin America and the Caribbean:			
Financial (cost $1,774,000)		2,306,200	0.19
Middle East and Africa:			
Financial (cost $1,501,068)		2,930,089	0.24
Total Equity Securities (cost $1,220,857,065)		**1,643,877,600**	**134.09**

Condensed Schedules of Investments continued

December 31, 2020

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Asset-Backed Securities			
North America:			
Aircraft		5,343,534	0.43
Consumer Loan		21,416,301	1.75
Mortgage		196,524,131	16.02
Student Loan		155,171	0.01
Total North America (cost $203,223,808)		**223,439,137**	**18.21**
Europe:			
Mortgage (cost $2,961,321)		3,346,217	0.27
Latin America and the Caribbean:			
Mortgage (cost $651,440)		543,263	0.04
Total Asset-Backed Securities (cost $206,836,569)		**227,328,617**	**18.52**
Corporate Bonds			
North America:			
Basic Materials		12,513	0.00
Communications		8,038,245	0.65
Consumer, Cyclical		48,640,950	3.96
Consumer, Non-Cyclical		1,939,541	0.16
Energy		50,696,137	4.13
Industrial		32,821,390	2.68
Technology		12,758,198	1.04
Utilities		8,727,409	0.71
Total North America (cost $138,679,752)		**163,634,383**	**13.33**
Europe:			
Consumer, Cyclical		661,541	0.05
Consumer, Non-Cyclical		9,471,993	0.76
Total Europe (cost $10,040,537)		**10,133,534**	**0.81**
Latin America and the Caribbean:			
Real Estate (cost $14,175,448)		8,335,084	0.68
Total Corporate Bonds (cost $162,895,737)		**182,103,001**	**14.82**

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Private Preferred Equity Securities			
North America:			
Consumer, Cyclical		1,120,504	0.09
Consumer, Non-Cyclical		4,464,212	0.37
Financial		18,120,646	1.48
Technology		42,970,208	3.50
Total North America (cost $53,055,562)		**66,675,570**	**5.44**
Europe:			
Consumer, Non-Cyclical (cost $2,907,175)		284,856	0.03
Latin America and the Caribbean:			
Technology (cost $13,309,967)		11,755,005	0.96
Total Private Preferred Equity Securities (cost $69,272,704)		**78,715,431**	**6.43**
Private Common Equity Securities			
North America:			
Consumer, Cyclical		1,123,564	0.09
Consumer, Non-Cyclical		29,664	0.00
Financial		3,437,770	0.28
Technology		303,280	0.02
Total Private Common Equity Securities (cost $14,780,983)		**4,894,278**	**0.39**
Bank Debt			
North America:			
Consumer, Cyclical		3,308,417	0.27
Total Bank Debt (cost $3,016,024)		**3,308,417**	**0.27**
Investment Funds			
North America:			
Litigation Financing (cost $2,303,794)		1,167,917	0.09
Latin America and the Caribbean:			
Litigation Financing		284,250	0.02
Total Latin America and the Caribbean (cost $5,728,141)		**284,250**	**0.02**
Total Investment Funds (cost $8,031,935)		**1,452,167**	**0.11**

Condensed Schedules of Investments continued
December 31, 2020

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Real Estate			
North America:			
Commercial		6,489,006	0.52
Total Real Estate (cost $8,114,345)		**6,489,006**	**0.52**
Rights and Warrants			
North America:			
Consumer Loan		1,903,734	0.16
Energy		832,414	0.07
Financial		1,268,952	0.10
Technology		234,480	0.02
Total North America (cost $3,335,634)		**4,239,580**	**0.35**
Europe:			
Consumer, Non-Cyclical (cost $2,847)		614,383	0.05
Total Rights and Warrants (cost $3,338,481)		**4,853,963**	**0.40**
Sovereign Debt			
Latin America and the Caribbean:			
Sovereign Debt		140,903	0.01
Total Sovereign Debt (cost $3,377,736)		**140,903**	**0.01**
Trade Claims			
North America:			
Financial		55,904	0.00
Total Trade Claims (cost $135,783)		**55,904**	**0.00**

(Stated in United States Dollars) Description	Contracts	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Option Contracts			
North America			
Communications			
The Walt Disney Co. 1/21/2022, $115	319	2,252,938	0.18
The Walt Disney Co. 1/21/2022, $120	827	5,450,757	0.44
Other		2,935,835	0.24
Total Communications		10,639,530	0.86
Financial		192,095	0.02
Technology		673,314	0.05
Utilities			
Pacific Gas & Electric Co 3/1/2021, $12	3,047	405,251	0.03
Indices		2,120,597	0.17
Total Option Contracts (cost $10,828,685)		**14,030,787**	**1.13**
Total Investments in Securities, at fair value (cost $1,711,486,047)		**2,167,250,074**	**176.69**
Affiliated Investment Funds			
North America:			
Investments In Limited Partnerships (cost $25,000,000)		27,681,475	2.26
Latin America and the Caribbean			
Investments In Limited Partnerships (cost $3,963,747)		5,988,481	0.49
Total Affiliated Investment Funds (cost $28,963,747)		**33,669,956**	**2.75**
Securities Sold, not yet Purchased			
Equity Securities			
North America:			
Communications		(8,133,328)	(0.68)
Consumer, Cyclical		(6,024,975)	(0.49)
Consumer, Non-Cyclical		(11,300,559)	(0.92)
Financial		(3,258,300)	(0.26)
Funds		(51,164,510)	(4.17)
Indices		(12,379,140)	(1.01)
Industrial		(8,774,458)	(0.72)
Technology		(19,123,362)	(1.55)
Utilities		(17,097,709)	(1.39)
Total Equity Securities (proceeds $135,824,695)		**(137,256,341)**	**(11.19)**

Condensed Schedules of Investments continued

December 31, 2020

(Stated in United States Dollars) Description	Contracts	Fair Value $	Percentage of Partners' Capital %
Securities Sold, not yet Purchased (continued)			
Corporate Bonds			
North America:			
Consumer, Cyclical		(1,501,480)	(0.12)
Energy		(6,027,342)	(0.49)
Total Corporate Bonds (proceeds $6,543,596)		**(7,528,822)**	**(0.61)**
Treasury Securities			
North America:			
Government		(34,065,099)	(2.78)
Total Treasury Securities (proceeds $35,812,902)		**(34,065,099)**	**(2.78)**
Option Contracts			
North America:			
Communications		(2,055,300)	(0.17)
Financial		(86,263)	(0.01)
Index		(610,522)	(0.05)
Technology		(1,245,529)	(0.10)
Utilities		(131,021)	(0.01)
Total Option Contracts (proceeds $6,805,693)		**(4,128,635)**	**(0.34)**
Total Securities Sold, not yet Purchased (proceeds $184,986,886)		**(182,978,897)**	**(14.92)**
Derivatives Contracts			
Contracts for Differences – Long Contracts			
North America:			
Industrial		2,436,417	0.20
Europe:			
Consumer, Cyclical		611,633	0.05
Consumer, Non-Cyclical		(1,099,454)	(0.10)
Financial		18,242,370	1.49
Industrial		7	0.00
Technology		1,720,041	0.14
Total Europe		**19,474,597**	**1.58**
Total Contracts for Differences – Long Contracts		**21,911,014**	**1.78**

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Derivatives Contracts (continued)			
Contracts for Differences - Short Contracts			
North America:			
Equity Swap Basket		(2,959,291)	(0.24)
Europe:			
Consumer, Cyclical		(39,380)	0.00
Consumer, Non-Cyclical		(183,211)	(0.01)
Energy		(1,393,617)	(0.10)
Industrial		1,648,359	0.14
Total Europe		**32,151**	**0.03**
Asia-Pacific:			
Consumer, Cyclical		(142,490)	(0.02)
Consumer, Non-Cyclical		36,837	0.00
Total Asia-Pacific		**(105,653)**	**(0.02)**
Total Contracts for Differences – Short Contracts		**(3,032,793)**	**(0.23)**
Credit Default Swaps – Protection Purchased			
North America:			
Asset-Backed Securities Index		108,942	0.00
Total Credit Default Swaps – Protection Purchased (net of upfront fees paid $73,455)		**108,942**	**0.00**
Credit Default Swaps – Protection Sold			
North America:			
Asset-Backed Securities Index		(24,317)	(0.00)
Total Credit Default Swaps – Protection Sold (net of upfront fees received $20,042)		**(24,317)**	**(0.00)**
Foreign Currency Forward Contracts			
Buy United States Dollar, Sell Chinese Yuan		(510,441)	(0.04)
Buy United States Dollar, Sell Euro		62,776	0.01
Total Foreign Currency Forward Contracts		**(447,665)**	**(0.03)**
Index Futures – Short Contracts			
North America:			
Indices		(2,367,816)	(0.19)

Condensed Schedules of Investments continued

December 31, 2020

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Derivatives Contracts (continued)			
Europe:			
Indices		(335,298)	(0.03)
Asia-Pacific:			
Indices		(361,110)	(0.04)
Total Index Futures – Short Contracts		**(3,064,224)**	**(0.26)**
Interest Rate Swaptions			
North America:			
US Treasury Rates		8,559,345	0.70
Total Interest Rate Swaptions (net upfront fees paid $6,325,598)		**8,559,345**	**0.70**
Total Return Swaps – Long Contracts			
North America:			
Energy		(1,968)	0.00
Technology		(686,637)	(0.06)
Total Total Return Swaps – Long Contracts		**(688,605)**	**(0.06)**
Total Return Swaps – Short Contracts			
North America:			
Basic Materials		(1,072,493)	(0.09)
Communications		(284,158)	(0.02)
Consumer, Cyclical		497,456	0.04
Consumer, Non-Cyclical		(310,893)	(0.03)
Equity Swap Basket		(9,273,867)	(0.75)
Financial		4,984	0.00
Funds		(205)	0.00
Industrial		643,689	0.05
Technology		(5,834)	0.00
Total North America		**(9,801,321)**	**(0.80)**
Europe:			
Equity Swap Basket		(12,468)	0.00
Asia-Pacific:			
Communications		746,325	0.06
Total Total Return Swaps – Short Contracts		**(9,067,464)**	**(0.74)**

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Derivatives Contracts (continued)			
Commodity Options – Long Contracts			
North America:			
Commodities		49,800	0.00
Total Commodity Options – Long Contracts (net upfront fees paid $1,122,920)		**49,800**	**0.00**
Commodity Futures – Long Contracts			
North America:			
Energy		(1,029,840)	(0.08)
Total Commodity Futures – Long Contracts		**(1,029,840)**	**(0.08)**
Net Derivative Contracts (including net upfront fees paid and cost $7,501,931)		**13,274,193**	**1.08**

See accompanying notes.

Condensed Schedules of Investments
December 31, 2019

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Investments in Securities			
Equity Securities			
North America:			
Communications		51,356,254	4.98
Consumer, Cyclical		122,966,719	11.94
Consumer, Non-Cyclical			
Baxter International Inc.	1,958,562	163,774,954	15.88
Campbell Soup Company	1,611,650	79,647,743	7.74
Other		119,632,331	11.60
Total Consumer, Non-Cyclical		363,055,028	35.22
Financial		66,062,086	6.40
Industrial			
Danaher Corporation	415,200	63,724,896	6.18
United Technologies Corporation	582,800	87,280,128	8.46
Other		13,755,724	1.33
Total Industrial		164,760,748	15.97
Technology		127,852,917	12.41
Total North America (cost $758,689,251)		**896,053,752**	**86.92**
Europe:			
Consumer, Cyclical		2,847,288	0.28
Consumer, Non-Cyclical			
Allergan plc	402,900	77,022,393	7.47
Nestle S.A.	1,024,921	110,998,680	10.76
Other		3,843,450	0.37
Total Consumer, Non-Cyclical		191,864,523	18.60
Total Europe (cost $160,290,505)		**194,711,811**	**18.88**
Asia-Pacific:			
Consumer, Cyclical			
Sony Corporation (cost $82,969,697)	1,798,500	122,481,158	11.89
Latin America and the Caribbean:			
Financial (cost $9,463,001)		9,228,860	0.89
Middle East and Africa:			
Financial (cost $1,501,068)		1,951,581	0.19
Total Equity Securities (cost $1,012,913,522)		**1,224,427,162**	**118.77**

(Stated in United States Dollars) Description	Face Value $	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Asset-Backed Securities			
North America:			
Aircraft		683,868	0.07
Consumer Loan		29,032,764	2.81
Mortgage		128,019,389	12.43
Student Loan		8,450	0.00
Total North America (cost $156,135,095)		**157,744,471**	**15.31**
Europe:			
Mortgage (cost $1,895,509)		1,930,065	0.18
Latin America and the Caribbean:			
Mortgage (cost $645,477)		608,440	0.06
Total Asset-Backed Securities (cost $158,676,081)		**160,282,976**	**15.55**
Corporate Bonds			
North America:			
Communications		2,543,778	0.25
Consumer, Cyclical		11,564,138	1.12
Consumer, Non-Cyclical		1,141,972	0.11
Energy		1,141,738	0.11
Technology		234,744	0.02
Utilities			
Pacific Gas & Electric Company 3.3% – 6.05%, 6/15/25 – 12/1/47	66,538,000	66,998,004	6.50
Total North America (cost $73,738,932)		**83,624,374**	**8.11**
Europe:			
Consumer, Non-Cyclical (cost $2,542,659)		2,727,827	0.27
Latin America and the Caribbean:			
Energy		991,920	0.10
Real Estate		7,636,462	0.73
Total Latin America and the Caribbean (cost $9,414,774)		**8,628,382**	**0.83**
Total Corporate Bonds (cost $85,696,365)		**94,980,583**	**9.21**

Condensed Schedules of Investments continued

December 31, 2019

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)		
Private Preferred Equity Securities		
North America:		
Communications	6,004,766	0.58
Consumer, Cyclical	954,700	0.09
Consumer, Non-Cyclical	7,011,698	0.69
Financial	20,923,453	2.02
Technology	38,156,231	3.71
Total North America (cost $65,304,806)	**73,050,848**	**7.09**
Europe:		
Consumer, Non-Cyclical (cost $2,907,175)	2,243,774	0.22
Latin America and the Caribbean:		
Consumer, Non-Cyclical	1,792,301	0.17
Technology	11,138,992	1.08
Total Latin America and the Caribbean (cost $15,636,129)	**12,931,293**	**1.25**
Total Private Preferred Equity Securities (cost $83,848,110)	**88,225,915**	**8.56**
Private Common Equity Securities		
North America:		
Communications	143,330	0.01
Consumer, Cyclical	1,315,392	0.13
Consumer, Non-Cyclical	31,617	0.00
Energy	2,247,291	0.22
Financial	2,255,739	0.22
Technology	142,990	0.02
Total Private Common Equity Securities (cost $30,229,327)	**6,136,359**	**0.60**
Bank Debt		
North America:		
Consumer, Cyclical	6,832,235	0.66
Energy	6,772,954	0.66
Total North America (cost $17,783,846)	**13,605,189**	**1.32**
Europe:		
Communications	121,283	0.01
Consumer, Cyclical	391,981	0.04
Total Europe (cost $503,497)	**513,264**	**0.05**
Total Bank Debt (cost $18,287,343)	**14,118,453**	**1.37**

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)		
Investment Funds		
North America:		
Financial	5,759,906	0.56
Litigation Financing	1,230,837	0.12
Total North America (cost $5,620,672)	**6,990,743**	**0.68**
Latin America and the Caribbean:		
Real Estate (cost $4,813,368)	3,752,673	0.36
Total Investment Funds (cost $10,434,040)	**10,743,416**	**1.04**
Real Estate		
North America:		
Commercial	5,754,766	0.56
Total Real Estate (cost $6,250,848)	**5,754,766**	**0.56**
Rights and Warrants		
North America:		
Communications	2,427,363	0.24
Consumer Loan	2,477,885	0.24
Consumer, Non-Cyclical	6,065	0.00
Technology	519	0.00
Total North America (cost $5,513,565)	**4,911,832**	**0.48**
Europe:		
Consumer, Non-Cyclical (cost $2,847)	642,824	0.06
Latin America and the Caribbean:		
Financial (cost $213,290)	30,470	0.00
Total Rights and Warrants (cost $5,729,702)	**5,585,126**	**0.54**
Sovereign Debt		
Latin America and the Caribbean:		
Government Securities	1,496,773	0.15
Total Sovereign Debt (cost $3,467,418)	**1,496,773**	**0.15**

Condensed Schedules of Investments continued

December 31, 2019

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)		
Trade Claims		
North America:		
Financial	122,716	0.01
Total Trade Claims (cost $135,783)	**122,716**	**0.01**
Total Investments in Securities, at fair value (cost $1,415,668,539)	**1,611,874,245**	**156.36**
Affiliated Investment Funds		
Latin America and the Caribbean:		
Investments in Limited Partnerships	8,657,221	0.84
Total Affiliated Investment Funds (cost $4,933,101)	**8,657,221**	**0.84**
Securities Sold, not yet Purchased		
Equity Securities		
North America:		
Basic Materials	30,014,110	2.91
Communications	9,861,264	0.95
Consumer, Cyclical	44,000,963	4.27
Consumer, Non-Cyclical	102,438,687	9.95
Energy	4,317,086	0.42
Financial	24,535,241	2.38
Industrial	59,498,497	5.78
Utilities	1,709,658	0.16
Total North America (proceeds $253,904,086)	**276,375,506**	**26.82**
Europe:		
Industrial (proceeds $2,388,855)	2,865,884	0.27
Total Equity Securities (proceeds $256,292,941)	**279,241,390**	**27.09**
Corporate Bonds		
North America:		
Energy	3,412,818	0.33
Total Corporate Bonds (proceeds $3,249,352)	**3,412,818**	**0.33**
Options		
North America:		
Consumer, Cyclical	163,875	0.02
Consumer, Non-Cyclical	656,663	0.06
Indices	31,405	0.00
North America Total (proceeds $1,521,346)	**851,943**	**0.08**

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Securities Sold, not yet Purchased (continued)		
Options (continued)		
Europe:		
Consumer, Non-Cyclical (proceeds $712,077)	204,745	0.02
Total Options (proceeds $2,233,423)	**1,056,688**	**0.10**
Total Securities Sold, not yet Purchased (proceeds $261,775,716)	**283,710,896**	**27.52**
Derivatives Contracts		
Contracts for Differences – Long Contracts		
North America:		
Communications	953,146	0.09
Consumer, Cyclical	92,544	0.00
Total North America	**1,045,690**	**0.09**
Europe:		
Consumer, Non-Cyclical	(1,139,260)	(0.11)
Financial	9,418,480	0.93
Industrial	2,036,008	0.19
Total Europe	**10,315,228**	**1.01**
Total Contracts for Differences – Long Contracts	**11,360,918**	**1.10**
Contracts for Differences – Short Contracts		
North America:		
Consumer, Cyclical	(40,664)	(0.00)
Consumer, Non-Cyclical	(85,643)	(0.01)
Equity Swap Basket	(1,096,703)	(0.11)
Total North America	**(1,223,010)**	**(0.12)**
Europe:		
Consumer, Cyclical	673,547	0.07
Consumer, Non-Cyclical	484,254	0.05
Total Europe	**1,157,801**	**0.12**
Asia-Pacific:		
Communications	(443,030)	(0.05)
Consumer, Cyclical	52,083	0.00
Financial	(419,775)	(0.04)
Technology	(4,928,961)	(0.48)
Total Asia-Pacific	**(5,739,683)**	**(0.57)**

Condensed Schedules of Investments continued

December 31, 2019

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Derivatives Contracts (continued)		
Contracts for Differences – Short Contracts (continued)		
Latin America and the Caribbean:		
Financial	903	0.01
Total Contracts for Differences – Short Contracts	**(5,803,989)**	**(0.56)**
Credit Default Swaps – Protection Purchased		
North America:		
Asset-Backed Securities Index	94,357	0.01
Total Credit Default Swaps – Protection Purchased (net upfront fees paid $89,311)	**94,357**	**0.01**
Credit Default Swaps – Protection Sold		
North America:		
Asset-Backed Securities	127	0.00
Asset-Backed Securities Index	(23,943)	(0.00)
Total Credit Default Swaps – Protection Sold (net upfront fees received $775,583)	**(23,816)**	**(0.00)**
Foreign Currency Forward Contracts		
Buy United States Dollar, Sell Chinese Yuan	(228,609)	(0.02)
Buy United States Dollar, Sell Euro	(185,242)	(0.01)
Buy United States Dollar, Sell Hong Kong Dollar	250,593	0.02
Buy United States Dollar, Sell Swiss Franc	(1,000,898)	(0.10)
Foreign Currency Forward Contracts Total	**(1,164,156)**	**(0.11)**
Foreign Currency Options – Purchased		
Asia-Pacific:		
Hong Kong Dollar	206,803	0.02
Total Foreign Currency Options – Purchased (cost $791,773)	**206,803**	**0.02**
Index Futures – Short Contracts		
North America:		
Indices	(632,688)	(0.06)
Europe:		
Indices	175,834	0.02
Asia-Pacific:		
Indices	(322,148)	(0.04)
Total Index Futures – Short Contracts	**(779,002)**	**(0.08)**

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Derivatives Contracts (continued)		
Interest Rate Swaptions		
North America:		
United States Dollar Libor	2,336,283	0.23
Total Interest Rate Swaptions (cost $1,613,615)	**2,336,283**	**0.23**
Total Return Swaps – Long Contracts		
North America:		
Consumer, Non-Cyclical	2,638,871	0.25
Energy	(1,862,656)	(0.17)
North America Total	**776,215**	**0.08**
Asia-Pacific:		
Consumer, Cyclical	(232,008)	(0.03)
Total Total Return Swaps – Long Contracts	**544,207**	**0.05**
Total Return Swaps – Short Contracts		
North America:		
Equity Swap Basket	(3,246,987)	(0.32)
Europe:		
Equity Swap Basket	(25,856)	(0.00)
Asia-Pacific:		
Communications	(920,206)	(0.09)
Total Total Return Swaps – Short Contracts	**(4,193,049)**	**(0.41)**
Net Derivative Contracts (including net upfront fees paid and cost $1,719,116)	**2,578,556**	**0.25**

See accompanying notes.

Condensed Schedules of Investments

December 31, 2018

(Stated in United States Dollars) Description	Shares	Fair Value $	Percentage of Partners' Capital %
Investments in Securities			
Equity Securities			
North America:			
Basic Materials		28,403,923	1.93
Consumer, Cyclical		15,695,549	1.07
Consumer, Non-Cyclical			
Baxter International Inc.	4,317,862	284,201,677	19.33
Campbell Soup Company	2,669,900	88,080,001	5.99
Other		233,965,367	15.93
Total Consumer, Non-Cyclical		606,247,045	41.25
Financial		65,437,216	4.45
Industrial		43,424,266	2.95
Technology		46,345,170	3.15
Total North America (cost $911,305,045)		**805,553,169**	**54.80**
Europe:			
Consumer, Non-Cyclical			
Nestle S.A.	1,806,221	146,629,131	9.97
Other		45,911,752	3.12
Total Europe (cost $197,153,096)		**192,540,883**	**13.09**
Latin America and the Caribbean:			
Financial (cost $6,459,900)		6,336,350	0.43
Total Equity Securities (cost $1,114,918,041)		**1,004,430,402**	**68.32**
Asset-Backed Securities			
North America:			
Aircraft		1,672,968	0.11
Consumer Loan		61,191,840	4.16
Mortgage		139,044,070	9.46
Total North America (cost $213,181,038)		**201,908,878**	**13.73**
Europe:			
Mortgage (cost $4,696,193)		4,690,956	0.32
Latin America and the Caribbean:			
Mortgage (cost $99,170)		56,256	0.00
Total Asset-Backed Securities (cost $217,976,401)		**206,656,090**	**14.05**

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)		
Corporate Bonds		
North America:		
Communications	49,041,342	3.34
Consumer, Cyclical	13,141,162	0.89
Consumer, Non-Cyclical	752,639	0.05
Financial	4,294,263	0.29
Technology	938,768	0.06
Utilities	35,780,103	2.43
Total North America (cost $114,196,176)	**103,948,277**	**7.06**
Latin America and the Caribbean:		
Energy	6,240,240	0.42
Real Estate	11,756,000	0.80
Total Latin America and the Caribbean (cost $18,223,696)	**17,996,240**	**1.22**
Total Corporate Bonds (cost $132,419,872)	**121,944,517**	**8.28**
Private Preferred Equity Securities		
North America:		
Communications	7,343,708	0.50
Consumer, Cyclical	785,500	0.05
Consumer, Non-Cyclical	6,763,711	0.46
Financial	28,314,583	1.93
Technology	40,918,224	2.78
Total North America (cost $85,978,613)	**84,125,726**	**5.72**
Europe:		
Consumer, Non-Cyclical (cost $2,907,175)	2,962,392	0.22
Latin America and the Caribbean:		
Consumer, Non-Cyclical	3,294,572	0.22
Technology	16,090,303	1.09
Total Latin America and the Caribbean (cost $21,856,259)	**19,384,875**	**1.31**
Total Private Preferred Equity Securities (cost $110,742,047)	**106,472,993**	**7.25**

Condensed Schedules of Investments continued

December 31, 2018

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)		
Private Common Equity Securities		
North America:		
Communications	138,250	0.01
Consumer, Cyclical	1,324,436	0.09
Consumer, Non-Cyclical	31,239	0.00
Energy	15,384,899	1.05
Financial	3,349,032	0.23
Technology	365,503	0.03
Total Private Common Equity Securities (cost $32,384,930)	**20,593,359**	**1.41**
Municipal Bonds		
North America:		
Government	29,207,471	1.99
Total Municipal Bonds (cost $30,980,622)	**29,207,471**	**1.99**
Bank Debt		
North America:		
Communications	15,542,220	1.06
Consumer, Cyclical	6,192,031	0.42
Energy	6,091,785	0.41
Total Bank Debt (cost $30,636,265)	**27,826,036**	**1.89**
Investment Funds		
North America:		
Communications	8,271,830	0.56
Consumer Loan	3,368,284	0.23
Financial	4,484,119	0.30
Litigation Financing	2,911,735	0.20
Total North America (cost $26,065,612)	**19,035,968**	**1.29**
Latin America and the Caribbean:		
Real Estate (cost $6,751,485)	5,296,317	0.36
Total Investment Funds (cost $32,817,097)	**24,332,285**	**1.65**

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)		
Real Estate		
North America:		
Commercial	5,503,613	0.37
Total Real Estate (cost $5,476,630)	**5,503,613**	**0.37**
Sovereign Debt		
Republic Of Argentina	4,424,587	0.30
Total Sovereign Debt (cost $4,777,829)	**4,424,587**	**0.30**
Rights and Warrants		
North America:		
Consumer Loan	710,523	0.05
Consumer, Non-Cyclical	2,682	0.00
Technology	1,159	0.00
Total North America (cost $925,245)	**714,364**	**0.05**
Latin America and the Caribbean:		
Financial (cost $213,290)	152,350	0.01
Total Rights and Warrants (cost $1,138,535)	**866,714**	**0.06**
Trade Claims		
North America:		
Financial	190,954	0.01
Total Trade Claims (cost $184,025)	**190,954**	**0.01**
Total Investments in securities, at fair value (cost $1,714,452,294)	**1,552,449,021**	**105.58**
Affiliated Investment Funds		
Latin America and the Caribbean:		
Investments in Limited Partnerships	9,187,247	0.62
Total Affiliated Investment Funds (cost $8,201,531)	**9,187,247**	**0.62**

Condensed Schedules of Investments continued

December 31, 2018

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Securities Sold, not yet Purchased		
Equity Securities		
North America:		
Basic Materials	31,016,316	2.11
Communications	39,616,769	2.69
Consumer, Cyclical	27,053,885	1.84
Consumer, Non-Cyclical	21,523,292	1.46
Financial	31,372,137	2.13
Indices	53,280,972	3.63
Industrial	76,828,528	5.23
Technology	4,010,466	0.28
Total North America (proceeds $300,553,790)	**284,702,365**	**19.37**
Europe:		
Consumer, Non-Cyclical	12,549,967	0.85
Industrial	9,976,900	0.68
Total Europe (proceeds $24,579,042)	**22,526,867**	**1.53**
Latin America and the Caribbean:		
Consumer, Cyclical (proceeds $12,267,865)	13,151,233	0.89
Total Equity Securities (proceeds $337,400,697)	**320,380,465**	**21.79**
Corporate Bonds		
North America:		
Communications	5,489,933	0.37
Consumer, Cyclical	4,901,654	0.33
Consumer, Non-Cyclical	2,369,815	0.16
Energy	1,715,246	0.12
Industrial	4,176,315	0.28
Technology	3,523,335	0.25
Total North America (proceeds $22,471,318)	**22,176,298**	**1.51**
Europe:		
Consumer, Cyclical	2,691,712	0.18
Consumer, Non-Cyclical	2,919,889	0.20
Total Europe (proceeds $5,675,810)	**5,611,601**	**0.38**
Asia-Pacific:		
Financial (proceeds $3,114,107)	3,092,411	0.21
Total Corporate Bonds (proceeds $31,261,235)	**30,880,310**	**2.10**

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Securities Sold, not yet Purchased (continued)		
Options		
North America:		
Communications	612,879	0.04
Consumer, Non-Cyclical	595,102	0.04
Industrial	76,640	0.01
Total North America (proceeds $1,243,381)	**1,284,621**	**0.09**
Europe:		
Technology (proceeds $2,633,510)	2,687,479	0.18
Total Options (proceeds $3,876,891)	**3,972,100**	**0.27**
Total Securities Sold, not yet Purchased (proceeds $372,538,823)	**355,232,875**	**24.16**
Derivative Contracts		
Contracts for Differences – Long Contracts		
North America:		
Basic Materials	(6,044,332)	(0.41)
Europe:		
Industrial	(8,351,878)	(0.57)
Utilities	(1,894,326)	(0.13)
Total Europe	**(10,246,204)**	**(0.70)**
Latin America and the Caribbean:		
Communications	(19,516)	(0.00)
Total Contracts for Differences – Long Contracts	**(16,310,052)**	**(1.11)**
Contracts for Differences – Short Contracts		
North America:		
Equity Swap Basket	150,789	0.01
Funds	(470,378)	(0.03)
Total North America	**(319,589)**	**(0.02)**
Europe:		
Communications	(229,560)	(0.02)
Consumer, Cyclical	1,826,577	0.12
Industrial	373,628	0.03
Technology	558,120	0.04
Total Europe	**2,528,765**	**0.17**

Condensed Schedules of Investments continued

December 31, 2018

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Derivative Contracts (continued)		
Contracts for Differences – Short Contracts (continued)		
Asia-Pacific:		
Consumer, Non-Cyclical	1,303,037	0.09
Financial	(54,240)	(0.00)
Industrial	905,312	0.06
Technology	2,448,907	0.17
Total Asia-Pacific	**4,603,016**	**0.32**
Total Contracts for Differences – Short Contracts	**6,812,192**	**0.47**
Credit Default Swaps – Protection Purchased		
North America:		
Asset-Backed Securities Index	8,584,492	0.61
Communications	75,328	0.00
Consumer, Cyclical	1,061,557	0.07
Financial	(84,034)	(0.01)
Total Credit Default Swaps – Protection Purchased (net upfront fees paid $5,410,663)	**9,637,343**	**0.67**
Credit Default Swaps – Protection Sold		
North America:		
Asset-Backed Securities	(1,442,314)	(0.10)
Communications	(444,495)	(0.03)
Total Credit Default Swaps – Protection Sold (net upfront fees received $1,562,229)	**(1,886,809)**	**(0.13)**
Foreign Currency Forward Contracts		
Buy United States Dollar, Sell Chinese Yuan	(6,575)	(0.00)
Buy United States Dollar, Sell Hong Kong Dollar	(835,594)	(0.06)
Buy United States Dollar, Sell Saudi Riyal	20,041	0.00
Buy United States Dollar, Sell Swiss Franc	(393,122)	(0.03)
Total Foreign Currency Forward Contracts	**(1,215,250)**	**(0.09)**
Interest Rate Swaptions		
North America:		
US Dollar Libor	623,355	0.04
Total Interest Rate Swaptions (cost $31,572)	**623,355**	**0.04**
Sovereign Futures – Short Contracts		
North America:		
Commodities	(697,348)	(0.05)
Total Sovereign Futures – Short Contracts	**(697,348)**	**(0.05)**

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Derivative Contracts (continued)		
Total Return Swaps – Long Contracts		
North America:		
Equity Swap Basket	(3,822,957)	(0.26)
Total Total Return Swaps – Long Contracts	**(3,822,957)**	**(0.26)**
Total Return Swaps – Short Contracts		
North America:		
Equity Swap Basket	(10,556)	(0.00)
Asia-Pacific:		
Communications	(107,736)	(0.01)
Financial	(41,379)	(0.00)
Industrial	69,062	0.00
Total Asia-Pacific	**(80,053)**	**(0.01)**
Total Total Return Swaps – Short Contracts	**(90,609)**	**(0.01)**
Net Derivative Contracts (including upfront fees paid and cost $3,880,006)	**(6,950,135)**	**(0.47)**

See accompanying notes.

Statements of Operations

(Stated in United States Dollars)	For the year ended December 31, 2020 $	For the year ended December 31, 2019 $	For the period from September 3, 2018 to December 31, 2018 $
Realized and unrealized gain (loss) on investment transactions			
Net realized gain/(loss) from securities and foreign currency translations (see Note 6)	52,981,351	(36,248,265)	(159,727,830)
Net realized gain/(loss) from affiliated investment funds and foreign currency translations (see Note 6)	40,526	1,012,650	–
Net realized gain/(loss) from derivative contracts and foreign currency translations (see Note 8)	(46,967,901)	(375,853)	(9,078,908)
Net change in unrealized gain/(loss) on securities and foreign currency translations (see Note 6)	283,501,490	318,967,851	(144,697,325)
Net change in unrealized gain/(loss) on affiliated investment funds and foreign currency translations (see Note 6)	982,089	2,738,404	985,716
Net change in unrealized gain/(loss) on derivative contracts and foreign currency translations (see Note 8)	4,912,822	11,689,581	(10,830,141)
Net (loss)/gain on currencies	(548,815)	(2,096,418)	4,791,391
Net realized and unrealized gain/(loss) from investment transactions	**294,901,562**	**295,687,950**	**(318,557,097)**
Investment income			
Interest	29,550,661	34,050,719	15,524,124
Dividends, net of witholding taxes of $1,899,176 (2019: $4,327,415, 2018: $1,396,777)	5,803,346	12,356,098	4,842,287
Stock loan fees	706,620	7,440,819	1,640,255
Other	228,384	6,526	430,595
Total investment income	**36,289,011**	**53,854,162**	**22,437,261**
Expenses			
Management fee (see Note 6)	14,520,576	17,174,368	10,781,967
Interest	7,536,090	16,312,483	8,461,346
Participation agreement with related party (see Note 6)	–	–	2,751,786
Dividends on securities sold, not yet purchased	4,706,429	8,661,847	2,561,988
Research fees	1,453,000	2,158,000	860,000
Administration and professional fees	2,661,097	2,088,887	2,482,127
Stock borrow fees	768,462	650,895	212,389
Other	277,859	1,604,621	110,283
Total expenses	**31,923,513**	**48,651,101**	**28,221,886**
Net investment income/(loss)	**4,365,498**	**5,203,061**	**(5,784,625)**
Net income/(loss)	**299,267,060**	**300,891,011**	**(324,341,722)**

See accompanying notes.

Statements of Changes in Partners' Capital

Year ended December 31, 2020

(Stated in United States Dollars)	Total $	General Partner $	Limited Partners $
Partners' capital at beginning of year	1,030,916,896	166,120,891	864,796,005
Capital withdrawals	(103,618,789)	(100,000,000)	(3,618,789)
Allocation of net income:			
Net realized gain from investment transactions	5,505,161	691,668	4,813,493
Net change in unrealized gain from investment transactions	289,396,401	36,359,741	253,036,660
Net investment income	4,365,498	2,496,739	1,868,759
Incentive allocation	–	65,278,382	(65,278,382)
Net income	299,267,060	104,826,530	194,440,530
Partners' capital at end of year	**1,226,565,167**	**170,947,421**	**1,055,617,746**

Year ended December 31, 2019

(Stated in United States Dollars)	Total $	General Partner $	Limited Partners $
Partners' capital at beginning of year	1,470,406,559	183,111,066	1,287,295,493
Capital contributions	87,000,000	–	87,000,000
Capital withdrawals	(827,380,674)	(67,380,674)	(760,000,000)
Allocation of net income:			
Net realized loss from investment transactions	(37,707,886)	(5,667,047)	(32,040,839)
Net change in unrealized loss from investment transactions	333,395,836	50,105,434	283,290,402
Net investment income	5,203,061	3,571,438	1,631,623
Incentive allocation	–	2,380,674	(2,380,674)
Net income	300,891,011	50,390,499	250,500,512
Partners' capital at end of year	**1,030,916,896**	**166,120,891**	**864,796,005**

See accompanying notes.

Statements of Changes in Partners' Capital continued

For the period from September 3, 2018 (commencement of operations) to December 31, 2018

(Stated in United States Dollars)	Total $	General Partner $	Limited Partners $
Partners' capital at beginning of period	–	–	–
Capital contributions	1,921,342,875	222,493,099	1,698,849,776
Capital contributions – Incentive allocation payable transfer (see Note 6)	3,405,406	3,405,406	–
Capital withdrawals	(130,000,000)	–	(130,000,000)
Allocation of net loss:			
Net realized loss from investment transactions	(164,015,347)	(20,589,024)	(143,426,323)
Net unrealized loss from investment transactions	(154,541,750)	(19,399,793)	(135,141,957)
Net investment income/(loss)	(5,784,625)	606,784	(6,391,409)
Reversal of incentive allocation (see Note 6)	–	(3,405,406)	3,405,406
Net loss	(324,341,722)	(42,787,439)	(281,554,283)
Partners' capital at end of period	**1,470,406,559**	**183,111,066**	**1,287,295,493**

See accompanying notes.

Statements of Cash Flows

(Stated in United States Dollars)	For the year ended December 31, 2020 $	For the year ended December 31, 2019 $	For the period from September 3, 2018 to December 31, 2018 $
Cash flows from operating activities			
Net income/(loss)	299,267,060	300,891,011	(324,341,722)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:			
Purchases of investment securities	(3,935,540,767)	(3,435,197,156)	(810,211,147)
Proceeds from disposition of investment securities	3,714,688,527	3,759,960,413	1,756,338,113
Purchases of investment securities to cover short sales	(310,794,634)	(506,537,332)	(427,812,860)
Proceeds from short sales of investment securities	212,682,832	334,027,437	479,527,294
Purchases of affiliated investment funds	(48,956,538)	(249,580)	–
Proceeds from disposition of affiliated investment funds	24,966,418	4,530,660	–
Purchases of derivatives	(8,854,841)	(67,194,680)	(25,468,160)
Proceeds/(settlements) from disposition of derivatives	(43,895,875)	68,979,717	18,297,619
Proceeds from financing of repurchase securities	5,542,093	–	–
Net realized (gain)/loss from securities and foreign currency translations (see Note 6)	(52,981,351)	36,248,265	159,727,830
Net realized (gain)/loss from affiliated investment funds and foreign currency translations (see Note 6)	(40,526)	(1,012,650)	–
Net realized (gain)/loss from derivative contracts and foreign currency translations (see Note 8)	46,967,901	375,853	9,078,908
Net change in unrealized (gain)/loss on securities and foreign currency translations (see Note 6)	(283,501,490)	(318,967,851)	144,697,325
Net change in unrealized (gain)/loss on affiliated investment funds and foreign currency translations (see Note 6)	(982,089)	(2,738,404)	(985,716)
Net change in unrealized (gain)/loss on derivative contracts and foreign currency translations (see Note 8)	(4,912,822)	(11,689,581)	10,830,141
Amortization of premiums and accretion of discounts, net	(660,945)	(480,979)	(1,538,093)
Changes in operating assets and liabilities:			
Decrease/(increase) in due from brokers	38,095,689	212,786,759	(51,843,364)
Decrease/(increase) in interest and dividends receivable	(2,026,013)	2,482,212	2,967,849
Decrease/(increase) in other assets	(3,671,816)	210,295	(329,125)
Decrease in participation agreement with related party investment fund	–	2,296,405	20,853,082
Increase/(decrease) in due to brokers	467,392,095	319,496,626	(1,165,904,066)

Statements of Cash Flows continued

(Stated in United States Dollars)	For the year ended December 31, 2020 $	For the year ended December 31, 2019 $	For the period from September 3, 2018 to December 31, 2018 $
Increase/(decrease) in management fee payable (see Note 6)	(79,424)	74,369	181,966
Decrease in interest and dividends payable	(300,204)	(908,528)	(825,258)
Increase/(decrease) in accrued expenses	(1,382,813)	662,326	(892,796)
Net cash provided by/(used in) operating activities	**111,020,467**	**698,045,607**	**(207,652,180)**
Cash flows from financing activities			
Capital contributions	–	87,000,000	337,658,382
Capital withdrawals	(70,999,463)	(785,000,000)	(130,000,000)
Net cash (used in)/provided by financing activities	**(70,999,463)**	**(698,000,000)**	**207,658,382**
Net change in cash	40,021,004	45,607	6,202
Cash at beginning of year/period	51,809	6,202	–
Cash at end of year/period	**40,072,813**	**51,809**	**6,202**
Supplemental disclosure of cash flow information			
Cash paid during the year/period for interest	**7,875,169**	**17,113,291**	**6,918,450**
Supplemental disclosure of non-cash information			
Non-cash subscription from related party (See Note 6)	**–**	**–**	**1,587,089,899**

See accompanying notes.

Notes to Financial Statements
For the year ended December 31, 2020

1. Organization
Third Point Enhanced LP (the "Partnership") was organized as an exempted limited partnership under the laws of the Cayman Islands on June 25, 2018, commenced operations on September 3, 2018, and is registered under the Cayman Islands Mutual Funds Law and with the Cayman Islands Monetary Authority. Third Point LLC (the "Investment Manager") serves as the Investment Manager for the Partnership. The Partnership was formed to invest on a pari passu basis with the Third Point Offshore Master Fund LP, whose investment objective is to achieve superior risk-adjusted returns by deploying capital in investments with a favorable risk/reward scenario across select asset classes, sectors, and geographies, both long and short. The Investment Manager identifies these opportunities using a combination of top-down asset allocation decisions and a bottom-up, value-oriented approach to single security analysis. The Investment Manager supplements single security analysis with an approach to portfolio construction that includes sizing each investment based on upside/downside calculations, all with a view towards appropriately positioning and managing overall exposures across specific asset classes, sectors and geographies. The Partnership will continue until terminated as provided for in the Amended and Restated Exempted Limited Partnership Agreement (the "Agreement").

The General Partner of the Partnership is Third Point Advisors L.L.C. (the "General Partner"). The Investment Manager is registered as an investment adviser under the U.S. Investment Advisers Act of 1940. The managing member of the Investment Manager and the General Partner are responsible for the operation and management of the Partnership.

The Partnership is an investment company and applies specialized accounting guidance as outlined in *Financial Services – Investment Companies (Topic 946)* and in accordance with Regulation S-X. The Investment Manager evaluated this guidance and determined that the Partnership meets the criteria to be classified as an investment company. Accordingly, the Partnership reflects its investments in the Statements of Financial Condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value, if any, reflected in net change in unrealized gain/loss on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations.

International Fund Services (N.A.), L.L.C. serves as the administrator (the "Administrator") and transfer agent to the Partnership.

2. Significant Accounting Policies
The Partnership's financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and are expressed in United States dollars. The following is a summary of the significant accounting and reporting policies:

The Partnership is exempt from all forms of taxation in the Cayman Islands, including income, capital gains and withholding taxes. In jurisdictions other than the Cayman Islands, in some cases foreign taxes will be withheld at the source on dividends and certain interest received by the Partnership. Capital gains derived by the Partnership in such jurisdictions generally will be exempt from foreign income or withholding taxes at the source. The Partnership will be treated as a partnership for federal income tax purposes and each investor will be subject to taxation on its share of the Partnership's ordinary income and capital gains.

The Partnership evaluates tax positions taken or expected to be taken in the course of preparing the Partnership's tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax positions not deemed to meet a "more likely-than-not" threshold would be recorded as a tax expense in the current year. The General Partner has reviewed the Partnership's tax positions and has concluded that no material provision for income tax is required in the

Notes to Financial Statements continued

For the year ended December 31, 2020

2. Significant Accounting Policies (continued)

Partnership's financial statements. Generally, the Partnership may be subject to income tax examinations by major tax authorities including the United States and other authorities for open tax years since inception.

The Partnership would recognize interest and penalties, if any, related to unrecognized tax positions as income tax expense in the Statements of Operations. During the years ended December 31, 2020 and December 31, 2019 and the period from September 3, 2018 (commencement of operations) to December 31, 2018, the Partnership did not incur any interest or penalties related to unrecognized tax positions.

The Partnership records security transactions and related income and expense on a trade-date basis. Realized gains and losses are determined using cost calculated on a specific identification basis. Dividends are recorded on the ex-dividend date. Income and expense are recorded on the accrual basis, including interest and premiums amortized and discounts accreted on interest bearing investments.

The Partnership may enter into repurchase and reverse repurchase agreements with financial institutions in which the financial institution agrees to resell or repurchase securities and the Partnership agrees to repurchase or resell such securities at a mutually agreed price upon maturity. These agreements are collateralized primarily by debt securities. At December 31, 2020, the fair value of securities pledged under repurchase agreements was $7,962,996 and included in investments in securities on the Statements of Financial Condition. The Partnership did not hold repurchase agreements or reverse repurchase agreements as of December 31, 2019 or December 31, 2018. Interest expense and income related to repurchase and reverse repurchase agreements held during the year are included in interest and dividends payable and interest and dividends receivable in the Statements of Financial Condition, respectively. Generally, repurchase and reverse repurchase agreements that the Partnership enters into mature within 30 to 90 days.

The Partnership may lend securities for securities lending transactions or pledge securities and/or cash for securities borrowed transactions. The value of any securities loaned is reflected in investments in securities in the Statements of Financial Condition. As of December 31, 2020, the Partnership did not have any securities loaned (2019: $659,575, 2018: $10,556,800). Any collateral received would have been reflected in due to brokers in the Statements of Financial Condition.

The Partnership engages in securities lending transactions whereby upon the Partnership's request, its prime brokers, as lending agents, may loan securities of the Partnership as selected by the Partnership to certain institutions. The securities loaned are generally collateralized in the form of cash or U.S. treasury securities in an amount typically at least equal to the fair value of the securities loaned. The fair value of the loaned securities is determined at the close of business on each business day and any additional required collateral is delivered to the Partnership on the next business day. Risks may arise upon entering into securities lending transactions to the extent that the value of the collateral is less than the value of the securities loaned due to changes in the value of the securities loaned.

Changes in the value of the securities loaned that may occur during the course of the loan will be recognized by the Partnership. The Partnership has the right under the lending agreement to recover the securities from the borrower on demand. The Partnership receives interest based on the outstanding fair value of the loaned shares at a rate that is initially agreed with the prime broker prior to lending the shares and is subject to change by mutual agreement of the parties over the course of the transaction.

2. Significant Accounting Policies (continued)

The Partnership's repurchase and securities lending agreements may result in credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. It is the Partnership's policy to monitor and control collateral under such agreements. Refer to Note 8 for additional disclosures regarding the Partnership's collateral policy.

The following table presents the remaining contractual maturity of the repurchase agreements and securities lending transactions by class of collateral loaned as of December 31, 2020, December 31, 2019 and December 31, 2018:

2020 Repurchase agreements	Overnight and Continuous $	Up to 30 days $	30-90 days $	Greater Than 90 days $	Total $	Fair value pledged as collateral $
Asset-backed securities	–	–	5,542,093	–	5,542,093	7,962,996

2019 Securities lending transactions	Overnight and Continuous $	Up to 30 days $	30-90 days $	Greater Than 90 days $	Total $	Fair value of securities loaned $
U.S. Treasury securities	659,709	–	–	–	659,709	659,575

2018 Securities lending transactions	Overnight and Continuous $	Up to 30 days $	30-90 days $	Greater Than 90 days $	Total $	Fair value of securities loaned $
U.S. Treasury securities	10,700,904	–	–	–	10,700,904	10,556,800

The fair value of the Partnership's assets and liabilities which qualify as financial instruments approximates the carrying amounts presented in the Statements of Financial Condition.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements and accompanying notes. Actual results could differ from these estimates.

The Investment Manager has a formal valuation policy that sets forth the pricing methodology for investments to be implemented in fair valuing each security in the Partnership's portfolio. Depending on market or company circumstances, valuation techniques and methodologies may change from year to year. The valuation policy is reviewed at least on an annual basis by the valuation committee (the "Committee"). The Committee is comprised of officers and employees who are senior business management personnel. The Committee meets on a monthly basis. The Committee's role is to review and verify the propriety and consistency of the valuation methodology to determine fair value of investments. The Committee also reviews any due diligence performed and approves any changes to current or potential external pricing vendors.

Securities listed on a national securities exchange or quoted on NASDAQ are valued at their last sales price. Listed securities with no reported sales on such date and over-the-counter ("OTC") securities are valued at their last closing bid price if held long by the Partnership and last closing ask price if held short by the Partnership. Approximately $104.5 million (2019: $145.8 million, 2018: $223.8 million), or

Notes to Financial Statements continued

For the year ended December 31, 2020

2. Significant Accounting Policies (continued)

approximately 5% (2019: 9%, 2018: 14%) of the Partnership's investments in securities, affiliated investment funds and derivative assets, and none of the securities sold, not yet purchased and derivative liabilities (2019: $0 2018: $1.4 million, or approximately 0.4%), are valued based on dealer quotes or other quoted market prices for similar securities.

Private securities, real estate and related debt investments are not registered for public sale and are carried at an estimated fair value at the end of the year, as determined by the Investment Manager. Valuation techniques used by the Investment Manager in determining fair value may include market approach, appraisals, last transaction analysis, liquidation analysis and/or using discounted cash flow models where the significant inputs could include but are not limited to additional rounds of equity financing, financial metrics such as revenue multiples or price-earnings ratio, discount rates, appraisals, revenue projections and other factors. In addition, the Investment Manager employs third party valuation firms to conduct separate valuations of such securities. The third party valuation firms provide the Investment Manager with a written report documenting their recommended valuation as of the determination date for the specified investments.

Due to the inherent uncertainty of valuation for these investments, the estimate of fair value for the Partnership's interest in these investments may differ from the values that would have been used had a ready market existed for the investment, and the difference could be material. At December 31, 2020, the Partnership had approximately $101.0 million (2019: $110.2 million, 2018: $144.3 million) of investments fair valued by the Investment Manager, representing approximately 4.5% (2019: 6.7%, 2018: 9.1%) of investments in securities, affiliated investment funds and derivative contracts, of which approximately 99.3% (2019: 99.3% 2018: 98.8%) were separately valued by third party valuation firms. The resulting change in unrealized gains and losses are reflected in the Statements of Operations.

The Partnership's derivatives are recorded at fair value. The Partnership values exchange-traded derivative contracts at their last sales price on the exchange where it is primarily traded. OTC derivatives, which include swap, option, swaption and forward currency contracts, are valued at independent values provided by third party sources when available; otherwise, fair values are obtained from counterparty quotes that are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of the underlying financial instruments.

As of December 31, 2020, certain of the Partnership's asset-backed securities ("ABS") holdings were private-label issued, non-investment grade securities, and some of these securities were not guaranteed by government-sponsored entities. These investments are valued using broker quotes or recognized third-party pricing vendors, where available. All of these classes of ABS are sensitive to changes in interest rates and any resulting change in the rate at which borrowers sell their properties, refinance, or otherwise pre-pay their loans. As an investor in these classes of ABS, the Partnership may be exposed to the credit risk of underlying borrowers not being able to make timely payments on loans or the likelihood of borrowers defaulting on their loans. In addition, the Partnership may be exposed to significant market and liquidity risks.

Investment funds are valued at fair value. Fair values are generally determined utilizing the net asset value ("NAV") provided by, or on behalf of, the underlying investment managers of each investment fund, which is net of management and incentive fees or allocations charged by the investment fund and is in accordance with the "practical expedient", as defined by the Accounting Standards Update ("ASU") 2009-12, *Investments in Certain Entities that Calculate Net Asset Value per Share*. NAVs received by, or on behalf of, the underlying investment managers are based on the fair value of the investment funds' underlying investments in accordance with policies established by each investment fund, as described in

2. Significant Accounting Policies (continued)

each of their financial statements and offering memorandum. The strategies of the underlying investment funds may include structured credit, global emerging markets, real estate, regional markets, financial, middle market buy-out and litigation financing. The Investment Manager generally has limited access, if any, to specific information regarding the underlying non-affiliated investment managers' portfolios and relies on NAVs provided by or on behalf of the underlying managers. The management agreements of non-related party investment funds provide for compensation to the underlying managers in the form of management and performance fees. The Partnership's investments in investment funds are non-redeemable and distributions are made by the investment funds as underlying investments are monetized. It is expected that the underlying investments will be monetized over the next five years.

Investments in affiliated investment funds are recorded at fair value in accordance with the valuation policies discussed above. Investments in affiliated investment funds include the Partnership's investments in the equity and debt instruments of the special-purpose entities managed by the Investment Manager.

Certain of the Partnership's investments are denominated in foreign currencies and thus, are subject to the risk associated with foreign currency fluctuations. These investments are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investments and income and expenses denominated in foreign currencies are translated in U.S. dollar amounts on the respective dates of such transactions. The Partnership does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments, investments in affiliated investment funds and derivative contracts from the fluctuations arising from changes in market values of investments, investments in affiliated investment funds and derivative contracts. Such fluctuations are included within net realized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency translations and net change in unrealized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations.

Fair value is defined as the price that the Partnership would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The disclosure requirements also establish a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. The three-tier hierarchy of inputs is summarized below:

- Level 1 – Quoted prices available in active markets/exchanges for identical investments as of the reporting date. The types of assets and liabilities that are classified at this level generally include equity securities, futures and option contracts listed in active markets.

- Level 2 – Pricing inputs other than observable inputs including but not limited to prices quoted for similar assets or liabilities in active markets/exchanges or prices quoted for identical or similar assets or liabilities in markets that are not active, and fair value is determined through the use of models or other valuation methodologies. The types of assets and liabilities that are classified at this level generally include equity securities traded on non-active exchanges, corporate, sovereign, asset-backed and bank debt securities, forward contracts and certain derivatives.

- Level 3 – Pricing inputs are unobservable due to little, if any, market activity and data. The inputs into determination of fair value require significant management judgment and estimation. The types of assets and liabilities that are classified at this level generally include certain corporate and bank debt, asset-backed securities, private investments, trade claims and certain derivatives.

Notes to Financial Statements continued
For the year ended December 31, 2020

2. Significant Accounting Policies (continued)

Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable.

Situations may arise when market quotations or valuations provided by external pricing vendors are available but the fair value may not represent current market conditions. In those cases, the Investment Manager may substitute valuations provided by external pricing vendors with multiple broker-dealer quotations.

In accordance with GAAP, the Partnership has not leveled positions valued using the practical expedient.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Investment Manager's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The key inputs for corporate, government and sovereign bonds valuation are coupon frequency, coupon rate and underlying bond spread. The key inputs for asset-backed securities are yield, probability of default, loss severity and prepayment.

Key inputs for OTC valuation vary based on the type of underlying on which the contract was written. Please see below discussion by OTC type:

- The key inputs for most OTC option contracts include notional, strike price, maturity, payout structure, current foreign exchange forward and spot rates, current market price of underlying and volatility of underlying.

- The key inputs for most forward contracts include notional, maturity, forward rate, spot rate, various interest rate curves and discount factor.

- The key inputs for swap valuation will vary based on the type of underlying on which the contract was written. Generally, the key inputs for most swap contracts include notional, swap period, fixed rate, credit or interest rate curves, current market or spot price of the underlying and the volatility of the underlying.

2. Significant Accounting Policies (continued)

The following is a summary of the Partnership's assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2020:

Fair Value Measurements at December 31, 2020

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Asset				
Investments in Securities				
Equity Securities	1,561,157,438	82,720,162	–	1,643,877,600
Asset-Backed Securities	–	210,967,953	16,360,664	227,328,617
Corporate Bonds	–	171,991,033	10,111,968	182,103,001
Private Preferred Equity Securities	–	–	78,715,431	78,715,431
Private Common Equity Securities	–	–	4,894,278	4,894,278
Bank Debt	–	3,308,417	–	3,308,417
Real Estate	–	–	6,489,006	6,489,006
Rights and Warrants	2,948,137	–	1,905,826	4,853,963
Sovereign Debt	–	–	140,903	140,903
Trade Claims	–	–	55,904	55,904
Option Contracts	–	14,030,787	–	14,030,787
Derivatives Contracts[1]				
Commodity Options – Long Contracts	–	49,800	–	49,800
Contracts for Differences – Long Contracts	–	23,655,348	–	23,655,348
Contracts for Differences – Short Contracts	–	1,853,073	–	1,853,073
Credit Default Swaps – Protection Purchased	–	–	108,942	108,942
Foreign Currency Forward Contracts	–	62,776	–	62,776
Interest Rate Swaptions	–	8,559,345	–	8,559,345
Total Return Swaps – Short Contracts	–	2,688,713	–	2,688,713
Subtotal	**1,564,105,575**	**519,887,407**	**118,782,922**	**2,202,775,904**
Investments Valued at NAV	**–**	**–**	**–**	**35,122,123**
Investments in Securities, Affiliated Investment Funds, and Derivative Contracts	**–**	**–**	**–**	**2,237,898,027**
Liabilities				
Equity Securities	137,256,341	–	–	137,256,341
Corporate Bonds	–	7,528,822	–	7,528,822
Treasury Securities	–	34,065,099	–	34,065,099
Option Contracts	–	4,128,635	–	4,128,635

Notes to Financial Statements continued

For the year ended December 31, 2020

2. Significant Accounting Policies (continued

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Derivatives Contracts[1]				
Commodity Futures – Long Contracts	1,029,840	–	–	1,029,840
Contracts for Differences – Long Contracts	–	1,744,334	–	1,744,334
Contracts for Differences – Short Contracts	–	4,885,866	–	4,885,866
Credit Default Swaps – Protection Sold	–	–	24,317	24,317
Foreign Currency Forward Contracts	–	510,441	–	510,441
Index Futures – Short Contracts	3,064,224	–	–	3,064,224
Total Return Swaps – Long Contracts	–	688,605	–	688,605
Total Return Swaps – Short Contracts	–	11,756,177	–	11,756,177
Total Securities Sold, not yet Purchased and Derivative Contracts	**141,350,405**	**65,307,979**	**24,317**	**206,682,701**

(1) Derivative Contracts are shown gross of any offsetting permitted under U.S. GAAP.

2. Significant Accounting Policies (continued)

The following is a summary of the Partnership's assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2019:

Fair Value Measurements at December 31, 2019

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Assets				
Investment in Securities				
Equity Securities	1,224,427,162	–	–	1,224,427,162
Asset-Backed Securities	–	152,886,387	7,396,589	160,282,976
Corporate Bonds	–	86,103,336	8,877,247	94,980,583
Private Preferred Equity Securities	–	–	88,225,915	88,225,915
Private Common Equity Securities	–	1,315,392	4,820,967	6,136,359
Bank Debt	–	14,118,453	–	14,118,453
Real Estate	–	–	5,754,766	5,754,766
Rights and Warrants	673,294	2,427,363	2,484,469	5,585,126
Sovereign Debt	–	1,496,773	–	1,496,773
Trade Claims	–	122,716	–	122,716
Derivatives[1]				
Contracts for Differences – Long Contracts	–	12,900,851	–	12,900,851
Contracts for Differences – Short Contracts	–	1,494,804	–	1,494,804
Credit Default Swaps – Protection Purchased	–	–	94,357	94,357
Credit Default Swaps – Protection Sold	–	–	127	127
Foreign Currency Forward Contracts	–	973,649	–	973,649
Foreign Currency Options – Purchased	–	206,803	–	206,803
Index Futures – Short Contracts	175,834	–	–	175,834
Interest Rate Swaptions	–	2,336,283	–	2,336,283
Total Return Swaps – Long Contracts	–	3,666,622	–	3,666,622
Total Return Swaps – Short Contracts	–	11,252	–	11,252
Subtotal	**1,225,276,290**	**280,060,684**	**117,654,437**	**1,622,991,411**
Investments valued at NAV				**19,400,637**
Investments in Securities, Affiliated Investment Funds, and Derivative Contracts				**1,642,392,048**
Liabilities				
Equity Securities	279,241,390	–	–	279,241,390
Corporate Bonds	–	3,412,818	–	3,412,818
Options	31,405	1,025,283	–	1,056,688
Derivatives[1]				
Contracts for Differences – Long Contracts	–	1,539,933	–	1,539,933
Contracts for Differences – Short Contracts	–	7,298,793	–	7,298,793

Notes to Financial Statements continued
For the year ended December 31, 2019

2. Significant Accounting Policies (continued)

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Credit Default Swaps – Protection Sold	–	–	23,943	23,943
Foreign Currency Forward Contracts	–	2,137,805	–	2,137,805
Index Futures – Short Contracts	954,836	–	–	954,836
Total Return Swaps – Long Contracts	–	3,122,415	–	3,122,415
Total Return Swaps – Short Contracts	–	4,204,301	–	4,204,301
Total Securities Sold, not yet Purchased and Derivative Contracts	**280,227,631**	**22,741,348**	**23,943**	**302,992,922**

(1) Derivative investments are shown gross of any offsetting permitted under U.S. GAAP.

2. Significant Accounting Policies (continued)

The following is a summary of the Partnership's assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2018:

Fair Value Measurements at December 31, 2018

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Assets				
Investment in Securities				
Equity Securities	1,004,430,402	–	–	1,004,430,402
Asset-Backed Securities	–	188,544,462	18,111,628	206,656,090
Corporate Bonds	–	109,266,951	12,677,566	121,944,517
Private Preferred Equity Securities	–	–	106,472,993	106,472,993
Private Common Equity Securities	–	15,384,899	5,208,460	20,593,359
Municipal Bonds	–	28,707,971	499,500	29,207,471
Bank Debt	–	27,233,869	592,167	27,826,036
Real Estate	–	–	5,503,613	5,503,613
Sovereign Debt	–	–	4,424,587	4,424,587
Rights And Warrants	152,350	–	714,364	866,714
Trade Claims	–	190,954	–	190,954
Derivative Contracts[1]				
Contracts For Differences – Long Contracts	–	144,870	–	144,870
Contracts for Differences – Short Contracts	–	9,443,564	–	9,443,564
Credit Default Swaps – Protection Purchased	–	1,136,885	8,593,360	9,730,245
Foreign Currency Forward Contracts	–	29,341	–	29,341
Interest Rate Swaptions	–	877,863	–	877,863
Total Return Swaps – Long Contracts	–	165,175	–	165,175
Total Return Swaps – Short Contracts	–	142,110	–	142,110
Subtotal	**1,004,582,752**	**381,268,914**	**162,798,238**	**1,548,649,904**
Investments valued at NAV				**33,519,532**
Investments in Securities, Affiliated Investment Funds, and Derivative Contracts				**1,582,169,436**
Liabilities				
Equity Securities	320,380,465	–	–	320,380,465
Corporate Bonds	–	30,880,310	–	30,880,310
Options	–	3,972,100	–	3,972,100
Derivative Contracts[1]				
Contracts for Differences – Long Contracts	–	16,454,922	–	16,454,922
Contracts for Differences – Short Contracts	–	2,631,372	–	2,631,372
Credit Default Swaps – Protection Purchased	–	84,034	8,868	92,902
Credit Default Swaps – Protection Sold	–	444,495	1,442,314	1,886,809

Notes to Financial Statements continued

For the year ended December 31, 2018

2. Significant Accounting Policies (continued)

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Foreign Currency Forward Contracts	–	1,244,591	–	1,244,591
Interest Rate Swaptions	–	254,508	–	254,508
Sovereign Futures – Short Contracts	697,348	–	–	697,348
Total Return Swaps – Long Contracts	–	3,988,132	–	3,988,132
Total Return Swaps – Short Contracts	–	232,719	–	232,719
Total Securities Sold, not yet Purchased and Derivative Contracts	**321,077,813**	**60,187,183**	**1,451,182**	**382,716,178**

(1) Derivative contracts are shown gross of any offsetting permitted under U.S. GAAP.

2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the year ended December 31, 2020 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at December 31, 2019 $	Transfers into (out of) Level 3 $	Purchases $	Sales/ Proceeds $	Net realized and change in unrealized gains (losses)[1] $	Balance at December 31, 2020 $
Assets						
Credit Default Swaps – Protection Sold	127	–	–	–	(127)	–
Private Common Equity Securities	4,820,967	(920,935)	212,715	(5,870,925)	6,652,456	4,894,278
Asset-Backed Securities	7,396,589	(2,156,823)	14,702,283	(2,177,659)	(1,403,726)	16,360,664
Private Preferred Equity Securities	88,225,915	(13,916,788)	96,246	(4,401,908)	8,711,966	78,715,431
Rights and Warrants	2,484,469	–	45,387	(164,555)	(459,475)	1,905,826
Real Estate	5,754,766	–	1,863,497	–	(1,129,257)	6,489,006
Bank Debt	–	–	–	–	–	–
Corporate Bonds	8,877,247	–	7,528,383	(851,224)	(5,442,438)	10,111,968
Credit Default Swaps – Protection Purchased	94,357	–	–	(1,235)	15,820	108,942
Sovereign Debt	–	1,443,091	–	–	(1,302,188)	140,903
Trade Claims	–	122,716	–	(17,953)	(48,859)	55,904
Total Assets	**117,654,437**	**(15,428,739)**	**24,448,511**	**(13,485,459)**	**5,594,172**	**118,782,922**
Liabilities						
Credit Default Swaps – Protection Sold	(23,943)	–	–	1,626	(2,000)	(24,317)
Total Liabilities	**(23,943)**	**–**	**–**	1,626	**(2,000)**	**(24,317)**
Total change in unrealized gain on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2020						**3,982,446**

(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

Notes to Financial Statements continued

For the year ended December 31, 2020

2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the year ended December 31, 2019 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at December 31, 2018 $	Transfers into (out of) Level 3 $	Purchases $	Sales/ Proceeds $	Net realized and change in unrealized gains (losses)[1] $	Balance at December 31, 2019 $
Assets						
Asset-Backed Securities	18,111,628	5,665,314	26,706,176	(41,063,453)	(2,023,076)	7,396,589
Corporate Bonds	12,677,566	–	3,509,939	(7,526,569)	216,311	8,877,247
Private Preferred Equity Securities	106,472,993	–	10,402,772	(37,674,974)	9,025,124	88,225,915
Private Common Equity Securities	5,208,460	4,440,876	15,367,207	(1,752,912)	(18,442,664)	4,820,967
Bank Debt	592,167	–	–	(575,801)	(16,366)	–
Real Estate	5,503,613	–	4,147,655	(3,474,901)	(421,601)	5,754,766
Rights and Warrants	714,364	–	3,666,224	(1,598,488)	(297,631)	2,484,469
Sovereign Debt	4,424,587	(1,443,091)	259,006	(1,239,092)	(2,001,410)	–
Credit Default Swaps – Protection Purchased	8,593,360	–	–	(5,749,652)	(2,749,351)	94,357
Credit Default Swaps – Protection Sold	(1,442,314)	–	–	–	1,442,441	127
Municipal Bonds	499,500	–	–	(499,500)	–	–
Total Assets	**161,355,924**	**8,663,099**	**64,058,979**	**(101,155,342)**	**(15,268,223)**	**117,654,437**
Liabilities						
Credit Default Swaps – Protection Purchased	(8,868)	–	–	86,142	(77,274)	–
Credit Default Swaps – Protection Sold	–	–	–	(18,348)	(5,595)	(23,943)
Total Liabilities	**(8,868)**	**–**	**–**	**67,794**	**(82,869)**	**(23,943)**
Total change in unrealized gain on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2019						**(7,868,092)**

(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the period from September 3, 2018 (commencement of operations) to December 31, 2018 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at September 3, 2018 $	Transfers into (out of) Level 3 $	Purchases[1] $	Sales/ Proceeds $	Net realized and change in unrealized gains (losses)[2] $	Balance at December 31, 2018 $
Assets						
Asset-Backed Securities	–	–	32,034,036	(11,065,493)	(2,856,915)	18,111,628
Corporate Bonds	–	–	12,519,594	–	157,972	12,677,566
Private Preferred Equity Securities	–	–	110,742,047	–	(4,269,054)	106,472,993
Private Common Equity Securities	–	–	7,801,512	–	(2,593,052)	5,208,460
Municipal Bonds	–	–	504,125	–	(4,625)	499,500
Bank Debt	–	–	592,167	–	–	592,167
Real Estate	–	–	6,664,308	(1,187,678)	26,983	5,503,613
Sovereign Debt	–	–	4,777,829	–	(353,242)	4,424,587
Rights and Warrants	–	–	925,246	–	(210,882)	714,364
Credit Default Swaps – Protection Purchased	–	–	6,834,830	–	1,758,530	8,593,360
Total Assets	–	–	**183,395,694**	**(12,253,171)**	**(8,344,285)**	**162,798,238**
Liabilities						
Credit Default Swaps – Protection Purchased	–	–	–	(25,706)	16,838	(8,868)
Credit Default Swaps – Protection Sold	–	–	–	(1,404,576)	(37,738)	(1,442,314)
Total Liabilities	**–**	**–**	**–**	**(1,430,282)**	**(20,900)**	**(1,451,182)**
Total unrealized loss on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2018						**(2,933,306)**

(1) This includes amounts contributed in-kind as described in Note 6.

(2) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

For assets and liabilities that were transferred into Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred into Level 3 at the beginning of the year; similarly, for assets and liabilities that were transferred out of Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred out at the beginning of the year. During the years ended December 31, 2020 and December 31, 2019, assets were transferred into Level 3 due to a lack of observable inputs while assets were transferred out due to additional observable inputs. During the period from September 3, 2018 (commencement of operations) to December 31, 2018, no assets were transferred into or out of Level 3.

Assets and liabilities of the Partnership fair valued using significant unobservable inputs (Level 3) include investments fair valued by the Investment Manager, previously discussed in Note 2, but are not limited to such investments.

Notes to Financial Statements continued

For the year ended December 31, 2020

2. Significant Accounting Policies (continued)

The following table summarizes information about the significant unobservable inputs used in determining the fair value of the Level 3 assets held by the Partnership. Level 3 investments not presented in the table below generally do not have any unobservable inputs to disclose, as they are valued primarily using latest rounds of financing and third party pricing information without adjustment. Level 3 investments that have not been presented in the table below consist of investments which have been fair valued using inputs derived from latest rounds of financing and third party pricing information such as broker quotes without significant adjustment, in the amounts of $75,648,268 and $17,709,756, respectively.

December 31, 2020	Fair Value $	Valuation Techniques $	Unobservable Input	Range	Weighted Average
Private Equity Investments	14,075,274	Market Approach	Discount	6-25%	12%
			Time to exit	.5-13 years	3.85 years
			Multiples	4.25-12.5x	7.20x
Real Estate	6,489,006	Discounted Cash Flow	Discount	9-10%	9.5%
			Capitalization Rate	6.75%	6.75%
Rights and Warrants	1,903,734	Discounted Cash Flow	Discount	6.5-16%	11.25%
			Time to exit	.5-2 years	1.25 years
			Multiples	1.8-2.5x	2.15x
Corporate Bonds	2,932,567	Discounted Cash Flow	Discount	10.0%-12.0%	11.0%
			Time to exit	3 years	3 years
			Multiples	10.5-12.5x	11.5x

December 31, 2019	Fair Value $	Valuation Techniques	Unobservable Input	Range
Private Equity Investments	50,261,168	Market Approach	Volatility	35-50%
			Discount	5.5-30.0%
			Time to exit	0.75-4 years
			Multiples	2.5-15.5x
Real Estate	5,754,766	Discounted Cash Flow	Discount	8.25-9.5%
			Capitalization Rate	6.75
Rights and Warrants	2,477,885	Discounted Cash Flow	Volatility	50-60%
			Discount	11.0-13.0%
			Time to exit	1.25-2.75 years
			Multiples	1.9-2.3x
Corporate Bonds	867,257	Discounted Cash Flow	Discount	9.0-15.0%
			Multiples	12.75-14.75x
			Time to exit	1 year

2. Significant Accounting Policies (continued)

December 31, 2018	Fair Value $	Valuation Techniques	Unobservable Input	Range
Private Equity Investments	59,325,767	Market Approach	Volatility	35–50%
			Discount	4.0–12.0%
			Time to exit	0.75–4 years
			Multiples	6.5–21.7x
Real Estate	5,227,981	Discounted Cash Flow	Discount	9.5%
			Capitalization rate	6.75
Rights and Warrants	710,524	Discounted Cash Flow	Volatility	50–60%
			Discount	15.0%–17.0%
			Time to exit	1.25–2.75 years
			Multiples	2.5–10x
Corporate Bonds	625,943	Discounted Cash Flow	Discount	10.0%–12.0%
			Time to exit	1–2 years

ASU 2018-13, *Fair Value Measurement (Topic 820), Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement*, was issued in August 2018 and is effective for all entities for fiscal years beginning after December 15, 2019 and for interim periods within those fiscal years, but entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. For the year ended December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018, the Partnership chose to not adopt the standard which primarily enhances, eliminates, or modifies the amount of disclosure associated with level 3 portfolio investments, including adding the requirement to disclose the weighted average range used to develop significant unobservable inputs and how the weighted average was calculated. The Partnership has adopted the standard for the year ended December 31, 2020.

All of the Partnership's cash was held with major U.S. financial institutions, of which a majority was held with one institution. At times, cash may be in excess of federally insured limits.

3. Administration Fee

The Partnership has entered into an administrative services agreement with the Administrator. In accordance with the terms of this agreement, the Administrator provides certain specified fund accounting and administration, trade support and transfer agent services. For the year ended December 31, 2020, the Administrator received a fee of $659,375 (2019: $897,568 2018: $413,488).

4. Due from/to Brokers

The Partnership holds substantially all of its investments through its prime brokers (Goldman Sachs, JPMorgan, Citi, UBS, Bank of America Merrill Lynch, Barclays, Morgan Stanley and Credit Suisse) pursuant to various agreements between the Partnership and each prime broker. The brokerage arrangements differ from broker to broker, but generally cash and investments in securities balances are available as collateral against securities sold, not yet purchased and derivative positions, if required. As

Notes to Financial Statements continued

For the year ended December 31, 2020

4. Due from/to Brokers (continued)

of December 31, 2020, December 31, 2019 and December 31, 2018, the Partnership's due from/to brokers were comprised of the following.

Due from Brokers	As of December 31, 2020 $	As of December 31, 2019 $	As of December 31, 2018 $
Cash held at brokers	119,707,014	144,393,247	310,980,369
Receivable from unsettled trades	4,879,522	18,288,978	64,488,615
Total due from brokers	**124,586,536**	**162,682,225**	**375,468,984**
Due to Brokers			
Borrowing from prime brokers	846,979,614	414,334,734	79,465,027
Payable from unsettled trades	47,024,700	12,277,485	27,650,566
Total due to brokers	**894,004,314**	**426,612,219**	**107,115,593**

Margin debt balances were collateralized by cash held by the broker and certain of the Partnership's securities. Margin interest was paid either at the daily broker call rate or based on LIBOR.

Due from/to brokers include cash balances maintained with the Partnership's prime brokers, receivables and payables from unsettled trades and proceeds from securities sold, not yet purchased. In addition, due from/to brokers includes cash collateral received and posted from OTC and repurchase agreement counterparties. Such cash collateral amounts may be restricted to use. At December 31, 2020, the Partnership's due from/to brokers includes a total non-U.S. net payable currency balance of $37,840,088 (2019: $64,991,174, 2018: $34,623,762).

5. Allocation of Net Income or Net Loss

In accordance with the provisions of the Agreement, net income or net loss of the Partnership is allocated to the general capital account of each partner in proportion to their respective general capital accounts. The liability of a limited partner is limited to the amount of capital contributions made by such limited partner.

Net income or net loss is allocated each fiscal period, as defined in the Agreement, or at other times during the fiscal year when the General Partner permits capital contributions and withdrawals. A partner's percentage ownership of the Partnership will increase whenever another partner withdraws capital and will decrease when another partner contributes capital. At all times, the General Partner maintains its capital account at a level equal to at least 10% of the aggregate of all Partners' capital accounts. Therefore, the allocation of net income and net loss may vary among partners based upon the timing of capital transactions throughout the period.

The Partnership may invest, directly or indirectly, in equity securities in initial public offerings deemed "new issues" under Rule 5130 of the Financial Industry Regulatory Authority ("FINRA") Consolidated Rulebook. "New issues" are defined as any initial public offering of an equity, regardless of whether such security is trading at a premium in the secondary market. FINRA members generally may not sell "new issues" to an account, in which certain persons or entities designated as restricted persons have beneficial interest. Gains and losses from "new issues" are allocated primarily to those partners who are deemed to be unrestricted by the General Partner and up to 10% can be allocated to restricted partners.

5. Allocation of Net Income or Net Loss (continued)

The General Partner receives an incentive allocation equal to 20% of the net profit allocated to each limited partner, as defined in the Agreement (the "Full Incentive Allocation"). Profits from the performance of certain fixed income and other investments held directly by Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd are included when calculating the incentive allocation attributable to those entities and included in the total incentive allocation received by the General Partner. The General Partner, in its sole discretion, may elect to reduce, waive or calculate differently the Full Incentive Allocation of any limited partners. For the year ended December 31, 2020, the General Partner received an incentive allocation of $65,278,382 (2019: $2,380,674, 2018: $0).

Unless waived by the General Partner, withdrawals are permitted as of any calendar month end or at certain intra-month withdrawal dates in accordance with the Agreement.

6. Related Party Transactions

On July 31, 2018, Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. (the "Companies"), both related parties of the Investment Manager, agreed to transfer legal title of all of their assets and liabilities other than certain Collateral Assets (the "Net Investment Assets") to the Partnership as of September 3, 2018 in exchange for proportionate interests in the Partnership. On September 3, 2018, the Partnership received $1,405,884,680 of subscriptions, of which $1,367,306,953 were in-kind subscriptions of Net Investment Assets, from Third Point Reinsurance Company Ltd. and $223,965,096 of subscriptions, of which $219,782,946 were in-kind subscriptions of Net Investment Assets, from Third Point Reinsurance (USA) Ltd. Additionally, incentive allocation accruals of $2,488,612 for Third Point Reinsurance Company Ltd. and $916,794 for Third Point Reinsurance (USA) Ltd. were transferred as part of the transaction. Effective September 3, 2018, incentive allocation of $3,405,406 related to the Companies was provisionally allocated to the General Partner. Due to the fact that the Partnership recorded a loss for the remainder of the year, this incentive allocation was reversed as of December 31, 2018.

The table below summarizes the non-cash transfers that are included as adjustments to the Statement of Cash Flows for the period from September 3, 2018 (commencement of operations) to December 31, 2018 as a result of in-kind subscriptions from the Companies:

Operating activities	**Transfer Amount $**
Purchases of investment securities	(2,856,324,472)
Proceeds from short sales of investment securities	358,379,864
Purchases of affiliated investment funds	(8,201,531)
Purchases of derivatives	(5,788,373)
Increase in due from brokers	(323,625,620)
Decrease in interest and dividends receivable	(6,660,451)
Increase in Participation Agreement	(23,149,487)
Increase in other assets	(92,592)
Decrease in due to brokers	1,273,019,659
Decrease in interest and dividends payable	2,705,996
Decrease in accrued expenses	2,647,108
Total adjustments to cash flows from operating activities	**(1,587,089,899)**
Financing activities	
Capital subscriptions in-kind	**1,587,089,899**

Notes to Financial Statements continued

For the year ended December 31, 2020

6. Related Party Transactions (continued)

On August 30, 2018, the Companies entered into a Participation Agreement (the "Participation Agreement") with the Partnership pursuant to which the Companies granted to the Partnership all of the rights, benefits, liabilities, duties and obligations of all Net Investment Assets that had not yet been transferred to the Partnership pursuant to their respective subscription agreements as of the effective date. For the Net Investment Assets that were not transferred on September 3, 2018, the Companies received limited partnership interests in exchange for transferring the rights, benefits, liabilities, duties and obligations for those Net Investment Assets under the Participation Agreement. At December 31, 2018, the Companies were obligated to transfer the remaining $5,048,191 of remaining receivable of Net Investment Assets not yet transferred, which were reflected in the Participation Agreement with related party in the Statements of Financial Condition. During June of 2019, the Companies transferred the remaining Net Investment Assets to the Partnership, which ended the Participation Agreement. For the year ended December 31, 2019, the Partnership recorded income of $2,610 (2018: expense of $2,751,786) associated with the fluctuations in Net Investment Assets subject to the Participation Agreement in the Statements of Operations.

As of December 31, 2020, Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd had capital balances in the Partnership of $963,990,940 and $91,626,807, respectively (2019: $837,472,367 and $23,158,356, 2018: $1,190,205,548 and $93,797,958).

Pursuant to the investment management agreement, the Partnership pays the Investment Manager a management fee equal to 1.25% per annum of the Partnership's aggregate net assets, before accrued incentive allocation, multiplied by an exposure multiplier. The exposure multiplier is computed by dividing the average of the daily investment exposure leverage of the Partnership by the average of the daily investment exposure leverage of Third Point Offshore Master Fund L.P., which is also managed by the Investment Manager. The Investment Manager, in its sole discretion, may elect to reduce, waive, or calculate differently the management fee with respect to partners, members, employees, affiliates or other related investors of the Investment Manager of the General Partner. For the year ended December 31, 2020, the management fee was $14,520,576 (2019: $17,174,368, 2018: $10,781,967), of which $176,911 (2019: $256,335, 2018:$181,966) was payable at December 31, 2020.

As set forth in the Agreement, certain fees including closing, directors', or break-up fees paid to the Investment Manager or its affiliates as a result of the Partnership's investments will be treated as an offset against the Partnership's management fee. For the year ended December 31, 2020, there were no directors' fees treated as an offset against the management fee (2019: $90,166, 2018: $3,813).

As of December 31, 2020, the Partnership had a balance of $161,569 (2019: $1,708, 2018: $0) due to the Investment Manager. In accordance with the Agreement, this amount is related to professional, research, and other fees paid by the Investment Manager on behalf of the Partnership and is included in accrued expenses in the Statements of Financial Condition. For the year ended December 31, 2020, the Investment Manager paid $170,632 (2019: $154,139, 2018: $682,104) of expenses on behalf of the Partnership, which are included in administrative and professional fees, research fees, and other expenses in the Statements of Operations. The amounts are non-interest bearing and have been reimbursed by the Partnership.

The Partnership has entered into a limited partnership agreement, as a limited partner, with TP Lux HoldCo LP ("Cayman HoldCo"), an affiliate of the Investment Manager. Cayman HoldCo was organized as a limited partnership under the laws of the Cayman Islands and will invest and hold debt and equity interests in TP Lux HoldCo S.a.r.l, a Luxembourg private limited liability company ("LuxCo"), also an affiliate of the

6. Related Party Transactions (continued)

Investment Manager. LuxCo was established under the laws of the Grand-Duchy of Luxembourg and its principle objective is to act as a collective investment vehicle through which purchases of certain European debt and equity investments will be pooled. Certain debt and equity instruments will be purchased by LuxCo and will be financed through the issuance of the debt and equity instruments purchased by Cayman HoldCo. As of December 31, 2020, the estimated fair value of the investment in the limited partnership was $191,732 (2019: $186,430, 2018: $237,020). The Partnership did not receive distributions from Cayman Holdco and did not realize any gains during the years ended December 31, 2020 and December 31, 2019 or for the period from September 3, 2018 (commencement of operations) to December 31, 2018 due to the disposition of underlying investments. The Partnership's pro rata interest in the investments of LuxCo and the related income and expense are reflected accordingly in the Statements of Financial Condition, the underlying Condensed Schedules of Investments and the Statements of Operations. The valuation policy with respect to these investments is the same as the Partnership's valuation policy as described in Note 2. The Partnership invests in Cayman HoldCo alongside other affiliated entities.

The Partnership holds an equity interest in TP Trading II LLC which is an affiliate of the Investment Manager. In 2018, the Partnership held an equity investment in Cloudbreak II US LLC which was also an affiliate of the Investment Manager. The Partnership invests in TP Trading II LLC and Cloudbreak II US LLC alongside other investment funds managed by the Investment Manager. TP Trading II LLC holds an equity investment of $3,206,723 in a private health care company (2019: $2,243,773 in a private health care company, 2018: $3,368,284 of investment in a fund and $2,962,392 of an equity investment in a private health care company) and at December 31, 2018, Cloudbreak II US LLC held $1,655,438 of the Partnership's asset-backed security investments which are included in investments in securities, at fair value in the Statements of Financial Condition. The Partnership's pro rata interest in the underlying investments are registered in the name of TP Trading II LLC. Gains of $962,960 (2019: $780,575, 2018: $873,211) related to TP Trading II LLC and Cloudbreak II US LLC are reflected in the Statements of Operations. The valuation policy with respect to this investment is further described in Note 2.

The Partnership holds an equity interest in Cloudbreak Aggregator LP, which is an affiliate of the Investment Manager. The Company invests in the Cloudbreak Aggregator LP alongside other investment funds managed by the Investment Manager. The primary purpose of this entity was to invest in Far Point LLC, the sponsor of Far Point Acquisition Corporation ("FPAC"), which is an affiliate of the Investment Manager. FPAC is a New York Stock Exchange listed special purpose acquisition company. As of December 31, 2020 Cloudbreak Aggregator LP held $10,471,760 (2019: $5,759,911 of investment funds, 2018: $4,484,119 of investment funds) of the Partnership's investments in equity securities, which are included in investments in securities, at fair value in the Statements of Financial Condition. $2,767,187 of losses (2019: $2,490,361 of gains, 2018: $35,483 of losses) relating to Cloudbreak Aggregator LP are reflected in the Statements of Operations. The valuation policy with respect to this investment is further described in Note 2. Cloudbreak Aggregator LP committed to purchase shares of the FPAC Class A common stock for $9.50 per share in a private placement that will close simultaneously with the closing of the FPAC's Initial Business Combination (the "Back Stop"). The Back Stop shares to be purchased will be a number of shares equal to (A) the excess of the number of shares of Class A common stock that are redeemed from holders in connection with the FPAC's Initial Business Combination over 20,000,000, multiplied by (B) a fraction, the numerator of which is $10.00 and the denominator of which is $9.50. The Partnership's maximum Back Stop commitment amount at December 31, 2019 was $49,672,625 (2018: $54,992,375). During the year ended December 31, 2020, FPAC completed its business combination and accordingly does not have any further commitment related to it. The shares acquired in the business combination are held at Cloudbreak Aggregator LP and are included in Investments in securities, at fair value in the Statements of Financial Condition.

Notes to Financial Statements continued
For the year ended December 31, 2020

6. Related Party Transactions (continued)

The Partnership holds equity interests in Venture Two Holdings LLC, Venture Three Holdings LLC, and Venture Four Holdings LLC and sold out of equity interests in Venture Five Holdings LLC and Ventures Six Holdings LLC (collectively, the "Ventures entities"), which are affiliates of the Investment Manager. The Partnership invested in the Ventures entities alongside other investment funds managed by the Investment Manager. The primary purpose of these entities is to make investments in direct commercial real estate, real estate debt and a publicly traded telecommunications company. As of December 31, 2020, the Ventures entities held $6,489,004 (2019: $5,754,766, 2018: $13,775,443) of the Partnership's investments. Losses of $1,129,257 (2019: gains of $132,077, 2018: losses of $6,049,233) related to the Ventures Entities were included in the Statements of Operations. The valuation policy with respect to these investments is further described in Note 2.

Third Point Loan LLC ("Loan LLC") and Third Point Ventures LLC ("Ventures LLC"), (collectively, the "Nominees"), serve as nominees of the Partnership and other affiliated investment management clients of the Investment Manager for certain debt and private securities. The Nominees have appointed the Investment Manager as their true and lawful agent and attorney. At December 31, 2020, Loan LLC held $71,535,901 (2019: $59,813,861, 2018: $99,306,494) and Ventures LLC held $119,399,720 (2019: $75,336,823, 2018: $77,934,458) of the Partnership's investments which are included in investments in securities in the Statements of Financial Condition. The Partnership's pro rata interest in the underlying investments registered in the name of the Nominees and the related income and expense are reflected in the Statements of Financial Condition, Condensed Schedules of Investments and the Statements of Operations. The valuation policy with respect to investments held by the Nominees is the same as the Partnership's valuation policy as described in Note 2.

The Partnership holds an equity and debt investment in TP DR Holdings LLC ("TP DR"), which is an affiliate of the Investment Manager. In December 2016, TP DR was formed as a limited liability company under the laws of the Cayman Islands to invest and own 100% equity interest in DCA Holdings Six Ltd. and its wholly owned subsidiary group. TP DR's principal objective is to own, develop and manage properties in the Dominican Republic. The Partnership is invested in TP DR alongside other investment funds managed by the Investment Manager and third-party investors. The estimated fair value of the Partnership's investment in TP DR as of December 31, 2020 was $2,060,570 (2019: $11,389,135, 2018: $17,052,317), corresponding to $0 of equity (2019: $3,752,673, 2018: $5,296,317) and $2,060,570 of debt (2019: $7,636,462, 2018: $11,756,000). Losses of $5,761,256 (2019: gains of $1,445,935, 2018: losses of $1,147,214) related to TP DR are included in the Statements of Operation. Additionally, as of December 31, 2020, the Partnership held a debt investment valued at $6,274,514 in a subsidiary of TP DR secured by the underlying properties. The valuation policy with respect to this investment is further described in Note 2.

The Partnership is a limited partner in Third Point Hellenic Recovery U.S. Feeder Fund, L.P. (the "Hellenic Fund"), which is an affiliate of the Investment Manager. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands and invests in and holds debt and equity interests in Greek and Cypriot companies. The Partnership committed $12,731,074 to the Hellenic Fund (2019: $12,970,440, 2018: $17,380,928), of which nothing was called and $950,054 was distributed (2019: $15,584 called and $1,337,753 was distributed 2018 $0) during the year ended December 31, 2020. Any distributions received by the Partnership during the year would have been treated as a return of capital and included in net unrealized loss on affiliated investment funds and foreign currency translations in the Statements of Operations. During the year ended December 31, 2020, the Partnership recorded $1,685,723 of losses (2019: $3,801,644 of income, 2018: $1,009,525 of income) related to its investment in the Hellenic Fund which is reflected in the Statements of Operations. As of December 31, 2020, the Partnership's remaining unfunded commitment to the Hellenic Fund was

6. Related Party Transactions (continued)

$3,774,415 (2019: $3,845,381, 2018: 5,173,853). As of December 31, 2020, the estimated fair value of the investment in the Hellenic Fund was $5,796,749 (2019: $8,470,792, 2018: $8,950,227). The valuation policy with respect to this investment in a limited partnership is further described in Note 2. No separate fees are charged by the Hellenic Fund with respect to the Partnership's investment.

The Investment Manager, on behalf of the Partnership and other funds that it manages, has entered into an agreement with TCM CRE Special Situations, LLC ("TSO") in connection with TSO's management of real property, which the Partnership owns as a result of foreclosures on underlying debts held in the Partnership's ABS portfolio in the ordinary course of business. Pursuant to the agreement with TSO, the Partnership paid $13,534 to TSO during the year ended December 31, 2020. Upon the eventual disposition of the real property, the Partnership may be obligated to pay up to an additional $145,127, provided that certain return hurdles on the real property are met. The real properties are held in SPVs as described above. The sole owner of TSO is also the indirect partial owner of Trawler Capital Management LLC ("TCM"), an SEC-registered investment adviser specializing in commercial real estate debt investments. While the beneficial owner of the Investment Manager has an ownership stake in TCM, it does not have any interests in TSO.

7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk

In the normal course of its business, the Partnership trades various financial instruments and engages in various investment activities with off-balance sheet risk. These financial instruments include securities sold, not yet purchased, forwards, futures, options, swaptions, swaps and contracts for differences. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the fair values of the securities underlying the financial instruments or fluctuations in interest rates and index values may exceed the amounts recognized in the Statements of Financial Condition.

Securities sold, not yet purchased are recorded as liabilities in the Statements of Financial Condition and have market risk to the extent that the Partnership, in satisfying its obligations, may have to purchase securities at a higher value than that recorded in the Statements of Financial Condition. The Partnership's investments in securities and amounts due from brokers are partially restricted until the Partnership satisfies the obligation to deliver securities sold, not yet purchased.

Forward and future contracts are a commitment to purchase or sell financial instruments, currencies or commodities at a future date at a negotiated rate. Forward and future contracts expose the Partnership to market risks to the extent that adverse changes occur to the underlying financial instruments such as currency rates or equity index fluctuations.

Option contracts give the purchaser the right but not the obligation to purchase or sell to the option writer financial instruments, or currencies within a defined time period for a specified price. The premium received by the Partnership upon writing an option contract is recorded as a liability, marked to market on a daily basis and is included in securities sold, not yet purchased in the Statements of Financial Condition. In writing an option, the Partnership bears the market risk of an unfavorable change in the financial instrument underlying the written option. Exercise of an option written by the Partnership could result in the Partnership selling or buying a financial instrument at a price different from the current fair value.

In the normal course of trading activities, the Partnership trades and holds certain fair value derivative contracts, such as written options, which constitute guarantees. The maximum payout for written put options is limited to the number of contracts written and the related strike prices and the maximum payout for written call options is contingent upon the market price of the underlying security at the date of a payout event. At December 31, 2020, the portfolio had a maximum payout amount of

Notes to Financial Statements continued

For the year ended December 31, 2020

7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued)

$374,951,200 (2019: $195,377,895, 2018: $19,283,340) relating to written put equity option contracts with expiration dates between 1 and 3 months from the Statements of Financial Condition date. The maximum payout amount could be offset by the subsequent sale, if any, of assets obtained via the settlement of a payout event. The fair value of these written put equity and index options as of December 31, 2020 is $3,268,436 (2019: $394,325, 2018: $2,916,123) and is included in securities sold, not yet purchased in the Statements of Financial Condition. Refer to Note 8 for additional disclosures regarding the Partnership's collateral policy.

Swaption contracts give the Partnership the right, but not the obligation, to enter into a specified interest rate swap within a specified period of time. The Partnership's market and counterparty credit risk is limited to the premium paid to enter into the swaption contract and fair value.

Total return and total return basket swaps, contracts for differences, index swaps, and interest rate swaps involve the exchange of cash flows between the Partnership and counterparties based on the change in market value of a particular equity, index, or interest rate on a specified notional holding. The use of these contracts exposes the Partnership to market risks equivalent to actually holding securities of the notional value but typically involve little capital commitment relative to the exposure achieved. The gains or losses of the Partnership may therefore be magnified on the capital commitment.

Credit default swaps protect the buyer against the loss of principal on one or more underlying bonds, loans, or mortgages in the event the issuer suffers a credit event. Typical credit events include failure to pay or restructuring of obligations, bankruptcy, dissolution or insolvency of the underlying issuer. The buyer of the protection pays an initial and/or a periodic premium to the seller and receives protection for the period of the contract. If there is no credit event, as defined in the contract, the buyer receives no payments from the seller. If there is a credit event, the buyer receives a payment from the seller of protection as calculated by the contract between the two parties.

The Partnership may also enter into index and/or basket credit default swaps where the credit derivative may reference a basket of single-name credit default swaps or a broad-based index. Generally, in the event of a default on one of the underlying names, the buyer will receive a pro-rata portion of the total notional amount of the credit default index or basket contract from the seller. When the Partnership purchases single-name, index and basket credit default swaps, the Partnership is exposed to counterparty nonperformance.

Upon selling credit default swap protection, the Partnership may expose itself to the risk of loss from related credit events specified in the contract. Credit spreads of the underlying together with the period of expiration is indicative of the likelihood of a credit event under the credit default swap contract and the Partnership's risk of loss. Higher credit spreads and shorter expiration dates are indicative of a higher likelihood of a credit event resulting in the Partnership's payment to the buyer of protection. Lower credit spreads and longer expiration dates would indicate the opposite and lowers the likelihood the Partnership needs to pay the buyer of protection. The following table sets forth certain information related to the Partnership's written credit derivatives as of December 31, 2020, December 31, 2019 and December 31, 2018.

7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued)

2020	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives[2]		
Credit Spreads on underlying (basis points)	0-5 years $	5 years or Greater Expiring Through 2047 $	Total Written Credit Default Swaps[1] $	Asset $	Liability $	Net Asset/ (Liability) $
Single name (0-250)	–	110,812	110,812	–	24,317	(24,317)

(1) As of December 31, 2020, the Company did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.

(2) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

2019	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives[1]		
Credit Spreads on underlying (basis points)	0-5 years $	5 years or Greater Expiring Through 2047 $	Total Written Credit Default Swaps[1] $	Asset $	Liability $	Net Asset/ (Liability) $
Single name (0-250)	–	2,065,997	2,065,997	127	23,943	(23,816)

(1) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

2018	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives[2]		
Credit Spreads on underlying (basis points)	0-5 years $	5 years or Greater Expiring Through 2047 $	Total Written Credit Default Swaps[1] $	Asset $	Liability $	Net Asset/ (Liability) $
Single name (0-250)	2,012,495	2,033,460	4,045,955	–	1,886,809	(1,886,809)

(1) As of December 31, 2018, the Partnership did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.

(2) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

In addition to off-balance sheet risks related to specific financial instruments, the Partnership may be subject to concentration of credit risk with particular counterparties. Substantially all securities transactions of the Partnership are cleared by several major securities firms. The Partnership had substantially all such individual counterparty concentration with these brokers or their affiliates as of December 31, 2020. However, the Partnership reduces its credit risk with counterparties by entering into master netting agreements.

The Partnership's maximum exposure to credit risk associated with counterparty nonperformance on derivative contracts is limited to the market value by counterparty inherent in such contracts which at December 31, 2020 was $51,008,784 (2019: $21,860,582, 2018: $20,533,168), in addition to any excess collateral posted to such counterparties, which is recognized in the Statements of Financial Condition.

8. Derivative Contracts

The Partnership enters into derivative contracts to manage credit risk, interest rate risk, currency exchange risk, and other exposure risks. The Partnership uses derivatives in connection with its risk-management activities to hedge certain risks and to gain exposure to certain investments. The utilization of derivative contracts also allows for an efficient means in which to trade certain asset classes. The derivatives that the Partnership invests in are primarily swaps, forwards, options, futures, swaptions and contracts for differences. Typically, derivatives serve as a component of the Partnership's investment strategy and are utilized primarily to structure the portfolio, or individual investments, to economically match the investment objective of the Partnership. Fair

Notes to Financial Statements continued

For the year ended December 31, 2020

8. Derivative Contracts (continued)

values of derivatives are determined by using quoted market prices and counterparty quotes when available; otherwise fair values are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of underlying financial instruments.

The following tables identifies the volume and fair value amounts of derivative instruments included in derivative contracts in the Statements of Financial Condition, categorized by primary underlying risk, as of December 31, 2020, December 31, 2019 and December 31, 2018. Balances are presented on a gross basis, prior to the application of the impact of counterparty netting.

	As of December 31, 2020		
	Listing currency[1]	Fair Value[2] $	Notional Amounts[3] $
Derivative Assets by Primary Underlying Risk			
Commodity Price			
Commodity Options – Long Contracts	USD	49,800	33,200,000
Credit			
Credit Default Swaps – Protection Purchased	USD	108,942	966,572
Equity Price			
Contracts for Differences – Long Contracts	EUR/GBP/USD/CHF/SEK	23,655,348	217,839,204
Contracts for Differences – Short Contracts	AUD/GBP/USD/EUR	1,853,073	15,380,134
Rights and Warrants	USD	4,853,963	19,895,481
Total Return Swaps – Short Contracts	USD/JPY	2,688,713	60,636,635
Options Contracts – Purchased	USD	6,213,605	325,953,900
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	USD	62,776	18,200,350
Index			
Options Contracts – Purchased	USD	7,817,182	75,585,000
Interest Rates			
Interest Rate Swaptions	USD	8,559,345	142,101,253
Total Derivative Assets		**55,862,747**	**909,758,529**
Derivative Liabilities by Primary Underlying Risk			
Commodity Price			
Commodities Futures – Long Contracts	USD	1,029,840	13,181,032
Credit			
Credit Default Swaps – Protection Sold	USD	24,317	110,812
Equity Price			
Contracts for Differences – Long Contracts	CHF/GBP	1,744,334	70,163,661
Contracts for Differences – Short Contracts	CHF/GBP/EUR/JPY/USD	4,885,866	56,478,199
Total Return Swaps – Long Contracts	USD	688,605	42,860,146
Total Return Swaps – Short Contracts	GBP/USD	11,756,177	208,618,079
Options Contracts – Sold	USD	4,084,953	463,191,700
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	CNH	510,441	10,709,375
Index			
Index Futures – Short Contracts	EUR/JPY/USD	3,064,224	106,791,690
Options Contracts – Sold	USD	43,682	60,967,500
Total Derivative Liabilities		**27,832,439**	**1,033,072,194**

(1) AUD = Australian Dollar, CHF = Swiss Franc, CNH = Chinese Yuan, EUR = Euro, GBP = British Pound, JPY = Japanese Yen, SEK = Swedish Krone, USD = US Dollar

(2) The Fair Value presented above includes the fair value of Derivative Contracts as well as option contract assets of $14.03 million included in Investments in Securities, at fair value in the Statement of Financial Condition and option contract liabilities of $4.13 million included in Securities sold, not yet purchased, at fair value in the Statement of Financial Condition and rights and warrants of approximately $4.85 million included in investments in securities at fair value in the Statement of Financial Condition.

(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2020, which is representative of the volume of derivatives held during the period.

8. Derivative Contracts (continued)

	As of December 31, 2019		
	Listing currency(1)	Fair Value(2) $	Notional Amounts(3) $
Derivative Assets by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Purchased	USD	94,357	1,216,423
Credit Default Swaps – Protection Sold	USD	127	1,953,045
Equity Price			
Contracts for Differences – Long Contracts	EUR, GBP, USD	12,900,851	214,307,495
Contracts for Differences – Short Contracts	AUD, EUR, GBP, HKD, SEK, USD	1,494,804	38,249,069
Total Return Swaps – Long Contracts	USD	3,666,622	36,454,698
Total Return Swaps – Short Contracts	USD	11,252	—
Rights and Warrants	USD	5,585,126	12,976,110
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	HKD	973,649	1,779,923
Foreign Currency Options – Purchased	HKD	206,803	465,753,296
Index			
Index Futures – Short Contracts	EUR	175,834	21,123,237
Interest Rates			
Interest Rate Swaptions	USD	2,336,283	115,971,145
Total Derivative Assets		**27,445,708**	**909,784,441**
Derivative Liabilities by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Sold	USD	23,943	112,932
Equity Price			
Contracts for Differences – Long Contracts	EUR, GBP	1,539,933	73,996,216
Contracts for Differences – Short Contracts	AUD, GBP, HKD, JPY, USD	7,298,793	91,497,878
Total Return Swaps – Long Contracts	USD, JPY	3,122,415	69,931,855
Total Return Swaps – Short Contracts	GBP, JPY, USD	4,204,301	156,263,564
Option Contracts – Sold	EUR, USD	1,025,283	59,561,295
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	CHF, CNH, EUR, HKD	2,137,805	195,339,248
Index			
Index Futures – Short Contracts	JPY, USD	954,836	111,477,232
Option Contracts – Sold	USD	31,405	172,156,500
Total Derivative Liabilities		**20,338,714**	**930,336,720**

(1) AUD = Australian Dollar, CHF = Swiss Franc, CNH = Chinese Yuan, EUR = Euro, GBP = British Pound, HKD = Hong Kong Dollar, JPY = Japanese Yen, SEK = Swedish Krona, USD = US Dollar

(2) The fair value presented above includes the fair value of derivative contracts as well as option contract liabilities of approximately $1.0 million included in securities sold, not yet purchased, at fair value in the Statements of Financial Condition and rights and warrants of approximately $5.6 million included in investments in securities at fair value in the Statements of Financial Condition.

(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2019, which is representative of the volume of derivatives held during the year.

Notes to Financial Statements continued

For the year ended December 31, 2020

8. Derivative Contracts (continued)

	As of December 31, 2018		
	Listing currency[1]	Fair Value[2] $	Notional Amounts[3] $
Derivative Assets by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Purchased	USD	9,730,245	58,274,257
Equity Price			
Contracts for Differences – Long Contracts	EUR	144,870	6,539,124
Contracts for Differences – Short Contracts	CHF, EUR, JPY, SEK, USD	9,443,564	99,070,053
Total Return Swaps – Long Contracts	USD	165,175	46,025,888
Total Return Swaps – Short Contracts	JPY	142,110	1,353,615
Rights and Warrants	USD	866,714	2,466,398
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	HKD, SAR	29,341	137,914,290
Interest Rates			
Interest Rate Swaptions	USD	877,863	471,551,863
Total Derivative Assets		**21,399,882**	**823,195,488**
Derivative Liabilities by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Purchased	USD	92,902	4,817,144
Credit Default Swaps – Protection Sold	USD	1,886,809	4,045,955
Equity Price			
Contracts for Differences – Long Contracts	EUR, USD	16,454,922	72,681,301
Contracts for Differences – Short Contracts	AUD, CHF, EUR, JPY, USD	2,631,372	86,819,475
Total Return Swaps – Long Contracts	USD	3,988,132	163,127,467
Total Return Swaps – Short Contracts	AUD, JPY, USD	232,719	9,909,983
Option contracts – Sold	EUR/USD	3,972,100	42,458,890
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	CHF, CNH, HKD	1,244,591	378,337,857
Interest Rates			
Interest Rate Swaptions	USD	254,508	470,928,508
Sovereign Futures – Short Contracts	USD	697,348	19,469,201
Total Derivative Liabilities		**31,455,403**	**1,252,595,781**

(1) AUD = Australian Dollar, CHF = Swiss Franc, CNH = Chinese Yuan, EUR = Euro, HKD = Hong Kong Dollar, JPY = Japanese Yen, SEK = Swedish Krona, SAR = Saudi Arabian Riyal, USD = US Dollar

(2) The fair value presented above includes the fair value of derivative contracts as well as option contract liabilities of approximately $3.97 million included in securities sold, not yet purchased, at fair value in the Statement of Financial Condition and rights and warrants of approximately $0.9 million included in investments in securities at fair value in the Statements of Financial Condition.

(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2018, which is representative of the volume of derivatives held during the period.

8. Derivative Contracts (continued)

The following table sets forth by major risk type the Partnership's net realized and change in unrealized gains/(losses) related to trading activities for the years ended December 31, 2020 and December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018. These realized and change in unrealized gains/(losses) are included in the net realized and change in unrealized gain/loss from securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations.

	2020 Net Realized Gain/ (Loss) $	2020 Net Change in Unrealized Gain/ (Loss) $	2019 Net Realized Gain/ (Loss) $	2019 Net Change in Unrealized Gain/ (Loss) $	2018 Net Realized Gain/ (Loss) $	2018 Net Unrealized Gain/ (Loss) $
Primary Underlying Risk						
Commodity Price						
Commodity Futures – Long Contracts	(1,801)	(1,029,840)	(375,516)	–	–	–
Commodity Futures – Short Contracts	(1,385,899)	–	476,266	–	–	–
Option contracts – Purchased	(2,722)	(1,073,120)	–	–	(7,184,533)	–
Credit						
Credit Default Swaps – Protection Purchased	(16,269)	30,441	(775,321)	(4,221,636)	(1,670,827)	4,226,680
Credit Default Swaps – Protection Sold	755,680	(756,042)	(536,754)	1,076,348	113,835	(324,580)
Equity Price						
Contracts for Differences – Long Contracts	(47,183,953)	10,550,096	15,157,194	27,670,968	(24,863,700)	(16,310,052)
Contracts for Differences – Short Contracts	91,733	2,771,196	(39,264,050)	(12,616,181)	13,336,879	6,812,192
Total Return Swaps – Long Contracts	1,160,002	(1,232,812)	39,054,520	4,367,165	(4,263,910)	(3,822,957)
Total Return Swaps – Short Contracts	(3,779,607)	(4,874,415)	(6,286,867)	(4,102,441)	4,760,144	(90,609)
Rights and Warrants	(1,243,076)	1,302,183	(986,008)	127,245	–	(475,694)
Option Contracts – Purchased	(4,234,799)	7,868,049	(4,090,131)	–	574,089	–
Option Contracts – Sold	1,327,094	66,770	8,998,476	968,195	(6,996,853)	(95,209)
Index						
Index Futures – Long Contracts	–	–	(85,218)	–	–	–
Index Futures – Short Contracts	5,871,802	(2,285,222)	(7,966,354)	(779,000)	–	–
Option contracts – Purchased	(23,142,998)	(4,665,947)	(13,163,588)	–	5,526,225	–
Option contracts – Sold	335,155	1,433,551	4,260,352	303,750	(806,977)	–
Interest Rates						
Interest Rate Swaptions	(1,568,042)	1,511,079	(548,459)	130,886	–	591,783
Sovereign Futures – Long Contracts	–	–	–	–	86,383	–
Sovereign Futures – Short Contracts	(2,669,171)	–	(2,575,852)	697,348	962,152	(697,348)
Foreign Currency Exchange Rates						
Foreign Currency Forward Contracts	2,552,119	716,491	2,433,853	51,094	2,460,136	(1,215,250)
Foreign Currency Options – Purchased	(791,773)	584,970	916,705	(584,970)	–	–
Total	**(73,926,525)**	**10,917,428**	**(5,356,752)**	**13,088,771**	**(17,966,957)**	**(11,401,044)**

Notes to Financial Statements continued

For the year ended December 31, 2020

8. Derivative Contracts (continued)

The Partnership's derivative contracts are generally subject to the International Swaps and Derivatives Association ("ISDA") Master Agreements or other similar agreements which contain provisions setting forth events of default and/or termination events ("credit-risk-related contingent features"), including but not limited to provisions setting forth maximum permissible declines in the Partnership's net asset value. Upon the occurrence of a termination event with respect to an ISDA Agreement, the Partnership's counterparty could elect to terminate the derivative contracts governed by such agreement, resulting in the realization of any net gains or losses with respect to such derivative contracts and the return of collateral held by such party. During the year ended December 31, 2020, no termination events were triggered under the ISDA Master Agreements. As of December 31, 2020, the aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position is $840,506 (2019: $10,169,533, 2018: $16,150,419). The Partnership has posted $83,180,000 of collateral (2019: $92,480,000 2018: $83,676,800) in the normal course of business. Similarly, the Partnership obtains/provides collateral from/to various counterparties for OTC derivative contracts in accordance with bilateral collateral agreements. Similarly, the Partnership did not hold collateral in the form of cash from certain counterparties as of December 31, 2020 (2019: $44,040, 2018: $1,170,000). If the credit-risk related contingent features underlying these instruments had been triggered as of December 31, 2020 and the Partnership had to settle these instruments immediately, no additional amounts would be required to be posted by the Partnership since the aggregate fair value of the required collateral posted exceeded the settlement amounts of open derivative contracts or in the case of cross margining relationships, the assets in the Partnership's prime brokerage accounts are sufficient to offset derivative liabilities.

The Partnership's derivatives do not qualify as hedges for financial reporting purposes and are recorded in the Statements of Financial Condition on a gross basis and not offset against any collateral pledged or received. Pursuant to the ISDA master agreements, securities lending agreements, repurchase agreements and other counterparty agreements, the Partnership and its counterparties typically have the ability to net certain payments owed to each other in specified circumstances. In addition, in the event a party to one of the ISDA master agreements, securities lending agreements, repurchase agreements or other derivatives agreements defaults, or a transaction is otherwise subject to termination, the non-defaulting party generally has the right to set off against payments owed to the defaulting party or collateral held by the non-defaulting party.

8. Derivative Contracts (continued)

The Partnership has elected not to offset derivative assets against liabilities subject to master netting agreements nor does it offset collateral amounts received or pledged against the fair values of the related derivative instruments. Accordingly, the Partnership presents all derivative and collateral amounts in the Statements of Financial Condition on a gross basis. As of December 31, 2020, December 31, 2019 and December 31, 2018, the gross and net amounts of derivative instruments, repurchase agreements and the cash collateral applicable to derivative instruments were as follows:

2020 Financial Assets, Derivative Assets and Collateral received by Counterparty:

Derivative Contracts	Gross Amounts of Assets Presented in the Statement of Financial Condition(1) $	Financial Instruments $	Cash Collateral Received $	Net Amount $
Counterparty 1	59,118	59,118	–	–
Counterparty 2	4,263,560	1,899,216	–	2,364,344
Counterparty 3	12,469,765	12,401,803	–	67,962
Counterparty 4	2,413,930	1,031,678	–	1,382,252
Counterparty 5	15,994,156	5,504,521	–	10,489,635
Counterparty 6	3,389,382	2,641,120	–	748,262
Counterparty 8	12,132,083	3,167,687	–	8,964,396
Counterparty 9	286,790	286,790	–	–
Total	**51,008,784**	**26,991,933**	**–**	**24,016,851**

2020 Financial Assets, Derivative Liabilities and Collateral received by Counterparty:

Derivative Contracts	Gross Amounts of Liabilities Presented in the Statement of Financial Condition(2) $	Financial Instruments $	Cash Collateral Pledged $	Net Amount $
Counterparty 1	521,974	59,118	462,856	–
Counterparty 2	1,899,216	1,899,216	–	–
Counterparty 3	12,401,803	12,401,803	–	–
Counterparty 4	1,031,678	1,031,678	–	–
Counterparty 5	5,504,521	5,504,521	–	–
Counterparty 6	2,641,120	2,641,120	–	–
Counterparty 8	3,167,687	3,167,687	–	–
Counterparty 9	664,440	286,790	377,650	–
Total	**27,832,439**	**26,991,933**	**840,506**	**–**
Repurchase Agreements				
Counterparty 4	5,542,093	5,542,093	–	–
Total	**5,542,093**	**5,542,093**	**–**	**–**

(1) The Gross Amounts of Assets Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $14.03 million included in Investments in securities, at fair value in the Statement of Financial Condition.

(2) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract liabilities as well as gross OTC option contract liabilites of $4.13 million included in Securities Sold, not yet Purchased in the Statement of Financial Condition.

Notes to Financial Statements continued

For the year ended December 31, 2020

8. Derivative Contracts (continued)

2019 Financial Assets, Derivative Assets and Collateral received by Counterparty:

Derivative Contracts	Gross Amounts of Assets Presented in the Statement of Financial Condition $	Financial Instruments $	Cash Collateral Received $	Net Amount $
Counterparty 1	44,680	30,282	14,398	–
Counterparty 2	4,371,747	702,070	3,669,677	–
Counterparty 3	1,810,246	1,810,246	–	–
Counterparty 4	2,382,154	2,382,154	–	–
Counterparty 5	5,787,704	2,581,840	1,512,765	1,693,099
Counterparty 6	5,131,913	299,046	1,092,861	3,740,006
Counterparty 8	2,267,564	2,267,564	–	–
Counterparty 9	64,574	64,574	–	–
Total	**21,860,582**	**10,137,776**	**6,289,701**	**5,433,105**

2019 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty:

Derivative Contracts	Gross Amounts of Liabilities Presented in the Statement of Financial Condition[1] $	Financial Instruments $	Cash Collateral Pledged $	Net Amount $
Counterparty 1	30,282	30,282	–	–
Counterparty 2	702,070	702,070	–	–
Counterparty 3	7,986,070	1,810,246	6,175,824	–
Counterparty 4	2,631,326	2,382,154	249,172	–
Counterparty 5	2,581,840	2,581,840	–	–
Counterparty 6	299,046	299,046	–	–
Counterparty 8	4,651,167	2,267,564	2,383,603	–
Counterparty 9	1,425,508	64,574	1,360,934	–
Total	**20,307,309**	**10,137,776**	**10,169,533**	**–**
Loaned Securities				
Counterparty 10	659,575	659,575	–	–
Total	**659,575**	**659,575**	**–**	**–**

(1) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $1.0 million included in Securities Sold, not yet Purchased in the Statements of Financial Condition.

8. Derivative Contracts (continued)

2018 Financial Assets, Derivative Assets and Collateral received by Counterparty:

Derivative Contracts	Gross Amounts of Assets Presented in the Statement of Financial Condition $	Financial Instruments $	Cash Collateral Received $	Net Amount $
Counterparty 1	663,201	–	470,000	193,201
Counterparty 2	2,742,899	2,742,899	–	–
Counterparty 3	4,560,351	1,484,121	–	3,076,230
Counterparty 4	3,921,144	3,921,144	–	–
Counterparty 5	5,183,798	5,183,798	–	–
Counterparty 6	1,827,099	338,346	–	1,488,753
Counterparty 8	1,443,322	1,443,322	–	–
Counterparty 9	191,354	191,354	–	–
Total	**20,533,168**	**15,304,984**	**470,000**	**4,758,184**

2018 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty:

Derivative Contracts	Gross Amounts of Liabilities Presented in the Statement of Financial Condition[(1)] $	Financial Instruments $	Cash Collateral Pledged $	Net Amount $
Counterparty 2	5,999,694	2,742,899	3,256,795	–
Counterparty 3	1,484,121	1,484,121	–	–
Counterparty 4	4,705,716	3,921,144	784,572	–
Counterparty 5	9,434,528	5,183,798	4,250,730	–
Counterparty 6	338,346	338,346	–	–
Counterparty 8	2,969,152	1,443,322	–	1,525,830
Counterparty 9	6,523,846	191,354	6,332,492	–
Total	**31,455,403**	**15,304,984**	**14,624,589**	**1,525,830**
Loaned Securities				
Counterparty 3	10,556,800	10,556,800	–	–
Total	**10,556,800**	**10,556,800**	**–**	**–**

(1) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $3.97 million included in Securities Sold, not yet Purchased in the Statement of Financial Condition.

9. Indemnifications

In the normal course of business, the Partnership enters into contracts that contain a variety of indemnifications and warranties. The Partnership's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. Thus, no amounts have been accrued related to such indemnifications. The Partnership also indemnifies the General Partner, the Investment Manager and employees from and against any loss or expense, including, without limitation any judgment, settlement,

Notes to Financial Statements continued

For the year ended December 31, 2020

9. Indemnifications (continued)

legal fees and other costs. Any expenses related to these indemnifications would be reflected in administrative and professional fees in the Statements of Operations. The Partnership did not incur any expenses related to indemnifications for the years ended December 31, 2020 or December 31, 2019 or for the period from September 3, 2018 (commencement of operations) to December 31, 2018.

10. Commitments

Investment fund interests purchased by the Partnership may include financing commitments obligating the Partnership to advance additional amounts on demand. At December 31, 2020, the Partnership had unfunded capital commitments of $63,374,429 (2019: $53,850,666, 2018: $60,811,574).

11. Financial Highlights

The following represents the ratios to average limited partners' capital and total return information for the years ended December 31, 2020 and December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018:

	2020	2019	2018
Ratios to average Limited Partners' capital			
Total expenses	3.55%	4.03%	1.74%
Incentive allocation/(Reversal of incentive allocation)	7.82%	0.22%	(0.23)%
Total expenses and incentive allocation	**11.37%**	**4.25%**	**1.51%**
Net investment income/(loss)	**0.22%**	**0.15%**	**(0.43)%**

The ratios above are calculated for all the limited partners taken as a whole. The computation of such ratios based on the amount of expenses, incentive allocation, and net investment income assessed to an individual investor's capital may vary from these ratios based on different management fee and incentive arrangements (as applicable) and the timing of capital transactions. The net investment ratio does not reflect the effect of any incentive allocation and has not been annualized.

	2020	2019	2018
Total return before incentive allocation	31.19%	23.27%	(17.52)%
(Incentive allocation)/Reversal of incentive allocation	(8.53)%	(0.35)%	0.21%
Total return after incentive allocation	**22.66%**	**22.92%**	**(17.31)%**

Total return is calculated for all the limited partners taken as a whole. An individual investor's return may vary from these returns based on participation in "new issues", different management fee and incentive arrangements (as applicable) and the timing of capital transactions.

12. Subsequent Events

Subsequent events were evaluated by the Partnership's management until February 19, 2021, which is the date the financial statements were available to be issued.

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